UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

☒ Filed by the Registrant                          ☐    Filed by a Party other than the Registrant

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

RECRO PHARMA, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

490 Lapp Road

Malvern, PA 19355

2018 ANNUAL MEETING OF SHAREHOLDERS

To be Held on May 4, 2018

March 23, 2018

Dear Shareholder:

We are pleased to invite you to attend Recro Pharma Inc.’s 2018 Annual Meeting of Shareholders, or Annual Meeting, which will be held at 9:00 a.m., Eastern Time, on Friday, May 4, 2018, at the offices of Pepper Hamilton LLP, 400 Berwyn Park, 899 Cassatt Road, Berwyn PA 19312.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of 2018 Annual Meeting of Shareholders and 2018 Annual Meeting Proxy Statement, or Proxy Statement. Other than the proposals described in the Proxy Statement, the Board of Directors is not aware of any other matters to be presented for a vote at the Annual Meeting.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to many of our shareholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2017, or the 2017 Annual Report. The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2017 Annual Report. All shareholders who do not receive a Notice will receive a paper copy of the proxy materials and our 2017 Annual Report by mail. This process allows us to provide our shareholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. Information about voting methods is set forth in the accompanying Notice of 2018 Annual Meeting of Shareholders and Proxy Statement.

If you have any questions with respect to voting, please call our Chief Financial Officer, Ryan D. Lake, at (484) 395-2470.

Sincerely,

Wayne Weisman	Gerri Henwood
Chairman of the Board	President and Chief Executive Officer

THIS PROXY STATEMENT AND ENCLOSED PROXY CARD ARE

FIRST BEING MADE AVAILABLE ON OR ABOUT MARCH 23, 2018.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholders:

You are invited to attend Recro Pharma, Inc.’s 2018 Annual Meeting of Shareholders. At the Annual Meeting, shareholders will vote:

•	to elect the two director nominees that are set forth in the attached proxy statement to serve as class I directors, whose term will expire in 2021;

•	to ratify the selection of KPMG LLP as our independent registered public accounting firm for the 2018 fiscal year; and

•	to approve Recro Pharma, Inc.’s 2018 Amended and Restated Equity Incentive Plan.

Shareholders also will transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

MEETING INFORMATION:

Date:	May 4, 2018

Time:	9:00 a.m.

Location:	Pepper Hamilton LLP 400 Berwyn Park 899 Cassatt Road Berwyn PA 19312

Record Date:	You can vote if you were a shareholder of record on March 19, 2018.

Your vote matters. Whether or not you plan to attend the Annual Meeting, please ensure that your shares are represented by voting, signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors

Michael Celano Corporate Secretary March 23, 2018

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS. This proxy statement and the proxy card are being furnished to our shareholders on or about March 23, 2018. This proxy statement and our 2017 Annual Report are available to holders of our common stock at www.proxyvote.com. If you would like to receive, without charge, a paper copy of our 2017 Annual Report, including the financial statements, please send your request to Chief Financial Officer, Recro Pharma, Inc., 490 Lapp Road, Malvern, PA 19355.

SUMMARY INFORMATION

To assist you in reviewing this year’s proposals, we call your attention to the following proxy summary. This is only a summary; please review this proxy statement and our 2017 Annual Report in full.

PROXY SUMMARY

Summary of Shareholder Voting Matters

Proposal	For More Information	Board of Directors Recommendation
Item 1: Election of Class I Directors for a Three-Year Term Expiring in 2021	Page 30	✓ FOR Each Nominee

Winston J. Churchill Wayne B. Weisman
Item 2: Ratification of Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for 2018	Page 30	✓ FOR
Item 3: Approval of Recro Pharma, Inc.’s 2018 Amended and Restated Equity Incentive Plan	Page 30	✓ FOR

Our Director Nominees

You are being asked to vote on the election of Winston J. Churchill and Wayne B. Weisman as Class I directors, each to serve for a three-year term expiring at our 2021 Annual Meeting of Shareholders. The number of members of our Board is currently set at eight members and is divided into three classes, each of which has a three-year term. Class I consists of two directors, and each of Class II and Class III consist of three directors.

The term of office of our Class I directors expires at the Annual Meeting. We are nominating Winston J. Churchill and Wayne B. Weisman for re-election at the Annual Meeting to serve until the 2021 Annual Meeting of Shareholders and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal. Directors are elected by a plurality of the votes cast by our shareholders at the Annual Meeting. The two nominees receiving the most FOR votes (among votes properly cast in person or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted FOR the election of Mr. Churchill and Mr. Weisman. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

					Committee Memberships
Name	Age	Director Since	Occupation	Independent	AC	CC	NGCC	Other Current Public Company Boards
Winston J. Churchill	77	2008	Partner, Venture Capital Fund	Yes		M	C	Innovative Solutions and Support, Inc.; Amkor Technology, Inc.
Wayne B. Weisman	62	2008 (C)	Partner, Venture Capital Fund	Yes			M	ReWalk Robotics Ltd.

AC = Audit Committee	CC = Compensation Committee	C = Chair
NCGC = Nominating and Corporate Governance Committee		M = Member

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | ii

SUMMARY INFORMATION (continued)

CORPORATE GOVERNANCE SUMMARY FACTS

The following table summarizes our current Board structure and key elements of our corporate governance framework:

Governance Item
Size of Board (set by the Board)	8
Number of Independent Directors	7
Independent Chairman of the Board	Yes
Board Self-Evaluation	Annual
Review of Independence of Board	Annual
Independent Directors Meet Without Management Present	Yes
Voting Standard for Election of Directors in Uncontested Elections	Plurality
Diversity of Board background, experience and skills	Yes

2017 Corporate Highlights

•	In November 2017, we announced that we secured a $100 million credit facility from funds managed by Athyrium Capital Management, LP, or Athyrium, a leading healthcare-focused investment firm. Proceeds from the facility were used to repay our prior credit facility, and will be used to help pay a $45 million milestone due to Alkermes plc upon the approval of our new drug application, or NDA, for intravenous, or IV, meloxicam 30mg by the U.S. Food and Drug Administration, or FDA, and to help fund working capital.

•	In October 2017, we announced that the FDA accepted for review our NDA for IV meloxicam 30mg for the management of moderate to severe pain and set a date for decision on the NDA under the Prescription Drug User Fee Act, or PDUFA, of May 26, 2018.

•	In July 2017, we announced that we submitted our NDA to the FDA for IV meloxicam 30mg for the management of moderate to severe pain.

•	In July 2017, we announced the acquisition of exclusive global rights to two novel neuromuscular blocking agents, or NMBs, and a proprietary chemical reversal agent from Cornell University.

•	In May 2017, we announced successful top-line results from our Phase III safety study evaluating IV meloxicam (30mg bolus injection) following major surgery. The study demonstrated that the adverse event profile of IV meloxicam 30mg was consistent with previously completed studies, and was similar to placebo.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | iii

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | iv

TABLE OF CONTENTS (continued)

OTHER INFORMATION	40

OTHER MATTERS	40

REQUIREMENTS FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING	40

SHAREHOLDER COMMUNICATIONS TO THE BOARD	40

AVAILABILITY OF MATERIALS	41

PROXY STATEMENT

This proxy statement, with the enclosed proxy card, is being furnished to shareholders of Recro Pharma, Inc. in connection with the solicitation by our Board of proxies to be voted at our Annual Meeting and at any postponements or adjournments thereof. The Annual Meeting will be held on Friday, May 4, 2018, at 9:00 a.m., Eastern Time, at the offices of Pepper Hamilton LLP, 400 Berwyn Park, 899 Cassatt Road, Berwyn PA 19312.

This proxy statement and the enclosed proxy card are first being furnished to our shareholders on or about March 23, 2018. The Notice of Internet Availability of Proxy Materials being mailed to the shareholders is not part of the proxy statement.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | v

GENERAL INFORMATION ABOUT THE MEETING

PROXY SOLICITATION

Our Board is soliciting your vote on matters that will be presented at the Annual Meeting and at any adjournment or postponement thereof. This proxy statement contains information on these matters to assist you in voting your shares.

This proxy statement and the proxy card are being furnished to our shareholders on or about March 23, 2018. This proxy statement and our 2017 Annual Report are available to holders of our common stock at www.proxyvote.com. If you would like to receive, without charge, a paper copy of our 2017 Annual Report, including the financial statements, please send your request to Chief Financial Officer, Recro Pharma, Inc., 490 Lapp Road, Malvern, PA 19355.

SHAREHOLDERS ENTITLED TO VOTE

All shareholders of record of our common stock, par value $0.01 per share, at the close of business on March 19, 2018, or the Record Date, are entitled to receive the Notice and to vote their shares at the Annual Meeting. As of that date, 19,398,664 shares of our common stock were outstanding. Each share is entitled to one vote on each matter properly brought to the meeting.

VOTING METHODS

You may vote at the Annual Meeting by delivering a proxy card in person or you may cast your vote in any of the following ways:

Mailing your signed proxy card or voter instruction card.	Using the Internet at www.proxyvote.com.	Calling toll-free from the United States, U.S. territories and Canada to 1-800-690-6903.

HOW YOUR SHARES WILL BE VOTED

In each case, your shares will be voted as you instruct. If you return a signed card, but do not provide voting instructions, your shares will be voted FOR each of the proposals. If you are the record holder of your shares, you may revoke or change your vote any time before the proxy is exercised by filing with our Corporate Secretary a notice of revocation or a duly executed proxy bearing a later date. You may also vote in person at the meeting, although attendance at the meeting will not by itself revoke a previously granted proxy. If your shares are held by your broker, bank or other holder of record as a nominee or agent (i.e., the shares are held in “street name”), you should follow the instructions provided by your broker, bank or other holder of record.

Deadline for Voting. The deadline for voting by telephone or Internet is 11:59 PM Eastern Time on May 3, 2018. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 1

GENERAL INFORMATION ABOUT THE MEETING (continued)

BROKER VOTING AND VOTES REQUIRED FOR EACH PROPOSAL

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Notice has been forwarded to you by your broker, bank or other holder of record who is considered the shareholder of record of those shares. As the beneficial owner, you may direct your broker, bank or other holder of record on how to vote your shares by using the proxy card included in the materials made available or by following their instructions for voting on the Internet.

A broker non-vote occurs when a broker or other nominee that holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the beneficial owner of the shares. The following table summarizes how broker non-votes and abstentions are treated with respect to our proposals:

Proposal	Votes Required	Treatment of Abstentions and Broker Non-Votes	Broker Discretionary Voting
Item 1: Election of Class I Directors for a Three-Year Term Expiring in 2021	Plurality of the votes cast	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	No
Item 2: Ratification of Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for 2018	Majority of the votes cast	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	Yes
Item 3: Approval of Recro Pharma, Inc.’s 2018 Amended and Restated Equity Incentive Plan	Majority of the votes cast	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	No

QUORUM

We must have a quorum to conduct business at the Annual Meeting. A quorum consists of the presence at the meeting either in person or represented by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote. For the purpose of establishing a quorum, abstentions, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, and broker non-votes are considered shareholders who are present and entitled to vote, and count toward the quorum. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy or the chairman of the meeting may adjourn the meeting to another date.

PROXY SOLICITATION COSTS

We pay the cost of soliciting proxies. Proxies will be solicited on behalf of the Board by mail, telephone, and other electronic means or in person. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 2

BOARD OF DIRECTORS

Our Board has nominated Winston J. Churchill and Wayne B. Weisman for re-election at our Annual Meeting to hold office until our 2021 annual meeting of shareholders.

Our Board is our company’s ultimate decision-making body, except with respect to those matters reserved to the shareholders. Our board selects our senior management team, who in turn are responsible for the day-to-day operations of our company. Our Board acts as an advisor and counselor to senior management and oversees its performance.

Our Board consists of directors divided into three classes, with each class holding office for a three-year term. Winston J. Churchill and Wayne B. Weisman, current Class I Directors, have been nominated by our Board for election at the Annual Meeting for three-year terms that will expire at the 2021 Annual Meeting of Shareholders and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal. Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, the Nominating and Corporate Governance Committee, or the Governance Committee, will recommend to our Board a replacement nominee. The Board may then designate the other nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for his or her replacement.

BOARD STRUCTURE AND COMPOSITION

The Governance Committee of our Board is responsible for recommending the composition and structure of our Board and for developing criteria for Board membership. This Committee regularly reviews director competencies, qualities and experiences, with the goal of ensuring that our Board is comprised of an effective team of directors who function collegially and who are able to apply their experience toward meaningful contributions to general corporate strategy and oversight of corporate performance, risk management, organizational development and succession planning.

Our Third Amended and Restated Bylaws, or Bylaws, provide that the number of members of our Board shall be fixed by the Board from time to time. Our Board is currently fixed at eight members and is divided into three classes with staggered three-year terms. The Governance Committee is responsible for identifying individuals that the Committee believes are qualified to become Board members. The Governance Committee has identified certain criteria that it will consider in identifying director nominees. These criteria include:

•	personal integrity and ethical character;

•	capability to fairly and equally represent our shareholders;

•	demonstrated achievement in one or more fields of business, professional, governmental, communal, scientific or education endeavor;

•	sound business judgment demonstrating an ability to function effectively in an oversight role;

•	business understanding regarding major issues facing public companies of a size and operation similar to the Company; and

•	actual and potential conflicts of interest.

The Governance Committee also considers the value of diversity on the Board in evaluating director nominees. Accordingly, the Governance Committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the Board.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 3

BOARD OF DIRECTORS (continued)

On an ongoing basis, the Governance Committee considers potential director candidates identified on its own initiative as well as candidates referred or recommended to it by other directors, members of management, search firms, shareholders and others (including individuals seeking to join the Board). Shareholders who wish to recommend candidates may contact the Governance Committee in the manner described in “Shareholder Communications to the Board.” Shareholder nominations must be made according to the procedures required under our By-laws and described in this Proxy Statement under the heading “Requirements for Submission of Shareholder Proposals for Next Year’s Annual Meeting.” Shareholder-recommended candidates and shareholder nominees whose nominations comply with these procedures and who meet the criteria referred to above will be evaluated by the Governance Committee in the same manner as the Governance Committee’s nominees.

In each of the director nominee and continuing director biographies that follow, we highlight the specific experience, qualifications, attributes and skills that led the Board to conclude that the director nominee or continuing director should serve on our Board at this time.

DIRECTOR NOMINEES

CLASS I DIRECTORS— PRESENT TERMS EXPIRING AT THE ANNUAL MEETING AND PROPOSED TERMS TO EXPIRE IN 2021

All of the nominees are current directors on our Board and have been determined by our Board to be independent. Our Governance Committee reviewed the qualifications of each of the nominees and recommended to our Board that each nominee be submitted to a vote of our shareholders at the Annual Meeting. The Board approved the Committee’s recommendation on March 22, 2018.

Winston J. Churchill
Age: 77	Committee Memberships: Compensation; Nominating and Corporate Governance (Chair)
Director Since: 2008	Other Public Directorships: Innovative Solutions and Support, Inc.; Amkor Technology, Inc.

Winston J. Churchill has been a member of our Board since 2008. Since 2007, Mr. Churchill has been a director of the corporate general partner of the common general partner of SCP Vitalife Partners II, L.P. and SCP Vitalife Partners (Israel) II, L.P., collectively referred to herein as SCP Vitalife, which beneficially owns 15.2% of our outstanding stock as of March 22, 2018. He has also served as a managing member of SCP Vitalife Management Company, LLC, which by contract provides certain management services to the common general partner of SCP Vitalife. Mr. Churchill has also served since 1993 as the President of CIP Capital Management, Inc., the general partner of CIP Capital, L.P., an SBA-licensed private equity fund. Prior to that, Mr. Churchill was a managing partner of Bradford Associates, which managed private equity funds on behalf of Bessemer Securities Corporation and Bessemer Trust Company. From 1967 to 1983, Mr. Churchill practiced law at the Philadelphia firm of Saul Ewing, LLP, where he served as Chairman of the Banking and Financial Institutions Department, Chairman of the Finance Committee and was a member of the Executive Committee. Mr. Churchill is a director of Innovative Solutions and Support, Inc., Amkor Technology, Inc. and various SCP Vitalife portfolio companies and he previously served as a director of Griffin Industrial Realty from April 1997 until May 2016. In addition, he serves as a director on the boards of a number of charities and as a trustee of educational institutions, including the Gesu School and Young Scholars Charter School and is a Trustee Fellow of Fordham University. From 1989 to 1993, Mr. Churchill served as Chairman of the Finance Committee of the Pennsylvania Public School Employees’ Retirement System. He was awarded a B.S. in Physics, summa cum laude, from Fordham University followed by an M.A. in Economics from Oxford University, where he studied as a Rhodes Scholar, and a J.D. from Yale Law School.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 4

BOARD OF DIRECTORS (continued)

Skills & Qualifications: Mr. Churchill’s insight into financial and investment matters from his experience in private equity investing in life sciences companies, his financial and corporate governance experience from serving on numerous public and private boards of directors, as well as his long service as a director on our Board, where he gained extensive knowledge of our business and history, contributed to our Board’s conclusion that he should serve as a director of our company.

Wayne B. Weisman
Age: 62	Committee Memberships: Nominating and Corporate Governance
Director Since: 2008	Other Public Directorships: ReWalk Robotics Ltd.

Wayne B. Weisman has been a member and the chairman of our Board since 2008. Since 2007, Mr. Weisman has been a director of the corporate general partner of the common general partner of SCP Vitalife, which beneficially owns approximately 15.2% of our outstanding stock as of March 22, 2018. He has also served as a managing member of SCP Vitalife Management Company, LLC, which by contract provides certain management services to the common general partner of SCP Vitalife. He has also led the activities of SCP Private Equity Partners II, L.P., a venture capital fund of which he and Mr. Churchill are principals, in the life sciences area; these activities include investments in the United States and Israel. He has also led several other technology investments for SCP Private Equity Partners II, L.P. He has been a member of the investment committee of the Vitalife Life Sciences funds since their inception in 2002 and has worked closely with these funds since then. Mr. Weisman was a member of the board of directors of CIP Capital L.P., a small business investment company licensed by the U.S. Small Business Administration since its inception in 1991 until 2017. From 1992 to 1994, Mr. Weisman was executive vice president and member of the board of a public drug delivery technology company. In addition, he also operated a management and financial advisory firm focusing on the reorganization and turnaround of troubled companies and began his career practicing reorganization law at a large Philadelphia law firm. Mr. Weisman possesses extensive experience in venture capital investing, particularly in the life sciences area. In addition to being our Chairman, Mr. Weisman serves on the board of directors of ReWalk Robotics Ltd. and on the board of directors for a number of private companies. He is the vice-chairman of the board of trustees of Young Scholars Charter School. He is also an advisory board member of the Philadelphia-Israel Chamber of Commerce and Mid-Atlantic Diamond Ventures, the venture forum of Temple University. Mr. Weisman holds a B.A. from the University of Pennsylvania, and a J.D. from the University of Michigan Law School.

Skills & Qualifications: Mr. Weisman’s leadership as a director of various pharmaceutical and healthcare companies, his experience serving on the board of directors of life sciences companies, his insight into the legal issues facing our business, as well as his in-depth knowledge of our business and history as a long time director, contributed to our Board’s conclusion that he should serve as a director of our company.

CONTINUING DIRECTORS

CLASS II DIRECTORS —TERMS EXPIRING AT THE 2019 ANNUAL MEETING OF SHAREHOLDERS

Karen Flynn
Age: 55	Committee Memberships: Audit; Compensation (Chair)
Director Since: 2015	Other Public Directorships: None

Karen Flynn has been a member of our Board since 2015. Ms. Flynn has served as Senior Vice President and Chief Commercial Officer of West Pharmaceutical Services, Inc., or West, a manufacturer of packaging components and delivery systems for healthcare products, since January 2016. Prior to that, Ms. Flynn served as President of the

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 5

BOARD OF DIRECTORS (continued)

Pharmaceutical Packaging Systems of West from October 2014 to January 2016. Prior to her appointment as President of the Pharmaceutical Packaging Systems, Ms. Flynn served as President, Americas Region, Pharmaceutical Packaging Systems at West, where she was responsible for the Americas regional business segment, including both the manufacturing and commercial aspects of the business. From 2000 to 2008, Ms. Flynn worked in the Sales Management department of Catalent (formerly known as a division of Cardinal Health), a drug development, delivery and supply partner for drugs, biologics and consumer health products, where she ultimately served as Vice President, Global Accounts. Prior to joining Catalent, Ms. Flynn spent 15 years at West, in roles spanning Quality, R&D, Technical Services and Sales. She is a member of the Healthcare Businesswomen’s Association and the Forum of Executive Women, and she serves on the Downingtown STEM Academy Advisory Board. Ms. Flynn holds a B.S. in Pre-Professional Studies (Pre-Med) from The University of Notre Dame, an M.S. in Business Administration from Boston University, and an M.S. in Engineering from The University of Pennsylvania.

Skills & Qualifications: Ms. Flynn’s extensive experience in the pharmaceutical industry, including her experience in senior leadership positions working at and with large pharmaceutical companies, as well as her insight into the manufacture of pharmaceutical products, contributed to our Board’s conclusion that she should serve as a director of our company.

Gerri Henwood
Age: 65	Committee Memberships: None
Director Since: 2008	Other Public Directorships: Tetraphase Pharmaceuticals, Inc.

Gerri Henwood has served as our President and Chief Executive Officer and a member of our Board since our inception in 2008. From 2006 to 2013, Ms. Henwood served as the President of Malvern Consulting Group, or MCG, a pharmaceutical incubator and consulting firm. From 1999 to 2006, Ms. Henwood was the President and Chief Executive Officer of Auxilium Pharmaceuticals, Inc., or Auxilium, a biopharmaceutical company she founded in late 1999. From 1985 to 1999, Ms. Henwood was the founder and Chief Executive Officer of IBAH, Inc., or IBAH, a contract research organization. Ms. Henwood began her career with Smith Kline & French, now part of GlaxoSmithKline plc, in the pharmaceutical management program. She rose through the ranks to be a brand manager, then the head of Regulatory and Medical Affairs for the U.S. business and then to the position of Group Director—Marketing in the International Pharmaceutical Division. Ms. Henwood currently serves on the board of directors of Tetraphase Pharmaceuticals, Inc., a clinical stage biopharmaceutical company, a position she has held since May 2015, and she previously served on the board of directors of Alkermes, Inc. and its successor company, Alkermes, plc, a global biopharmaceutical company, from 2003 until March 2015, and on the board of directors of MAP Pharmaceuticals, Inc., a biopharmaceuticals company, from 2004 until its acquisition by Allergan, Inc. in March 2013. Ms. Henwood also serves on the compensation committee of the board of directors of Tetraphase Pharmaceuticals, Inc. Ms. Henwood holds a B.S. in Biology from Neumann University.

Skills & Qualifications: Ms. Henwood’s strong background in clinical and product development and substantial knowledge of the pharmaceutical industry, her expertise in developing, financing and providing strong executive leadership to numerous biopharmaceutical companies, her corporate governance experience as a board member of multiple publicly-traded and privately-held companies, as well as her extensive knowledge of our business and history as a founder of our company, contributed to our Board’s conclusion that she should serve as a director of our company.

Bryan M. Reasons
Age: 50	Committee Memberships: Audit (Chair)
Director Since: 2017	Other Public Directorships: None

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 6

BOARD OF DIRECTORS (continued)

Bryan M. Reasons has been a director of the Company since 2017. Mr. Reasons has served as the Senior Vice President, Finance and Chief Financial Officer of Impax Laboratories, Inc., or Impax, a specialty pharmaceutical company, since December 2012. He previously served as the Acting Chief Financial Officer of Impax from June 2012 to December 2012 and as the Vice President, Finance of Impax from January 2012 to June 2012. Prior to joining Impax, Mr. Reasons served as Vice President, Finance, from January 2010 to November 2011 and as Vice President, Risk Management and General Auditor, from October 2005 to January 2010 at Cephalon, Inc., or Cephalon, a biopharmaceutical company. Following the acquisition of Cephalon by Teva Pharmaceutical Industries Ltd., a generic pharmaceuticals company, he served as Vice President, Finance of Teva from November 2011 to January 2012. Prior to joining Cephalon, Mr. Reasons held various finance management positions at E.I. Du Pont De Nemours and Company from 2003 to 2005 and served as senior manager at PricewaterhouseCoopers LLP from 1992 to 2003. Mr. Reasons has a B.S. in accounting from Pennsylvania State University and an M.B.A. from Widener University and is a certified public accountant.

Skills & Qualifications: Mr. Reasons’s extensive experience in the pharmaceutical industry, including his experience in senior leadership positions at a number of large pharmaceutical companies, as well as his expertise in financial and accounting matters, contributed to our Board’s conclusion that he should serve as a director of our company.

CLASS III DIRECTORS — TERMS EXPIRING AT THE 2020 ANNUAL MEETING OF SHAREHOLDERS

Alfred Altomari
Age: 59	Committee Memberships: Audit; Compensation
Director Since: 2014	Other Public Directorships: Agile Therapeutics, Inc.; Insmed Incorporated

Alfred Altomari has been a member of our Board since 2014. Mr. Altomari has served as Chairman, President and Chief Executive Officer of Agile Therapeutics, Inc., or Agile, a specialty pharmaceutical company focused on the development and commercialization of new prescription contraceptive products, since October 2010. Mr. Altomari is also a member of the board of directors of Agile and prior to being named President and Chief Executive Officer, he served as Agile’s Executive Chairman from 2004 to 2010. From 2008 to September 2010, Mr. Altomari also served as a consultant. From 2003 to 2008, Mr. Altomari held multiple senior management positions, including Chief Commercial Officer, Chief Operating Officer, and Chief Executive Officer, at Barrier Therapeutics, Inc., a pharmaceutical company that developed and marketed dermatology products. In 2008, in his role as Chief Executive Officer and as a member of Barrier’s board of directors, Mr. Altomari completed the successful sale of Barrier to Stiefel Laboratories, which was subsequently acquired by GlaxoSmithKline plc. From 1982 to 2003, Mr. Altomari held numerous executive roles in general management, commercial operations, business development, product launch preparation, and finance with Johnson & Johnson. Mr. Altomari also serves on the board of directors of Insmed Incorporated. Mr. Altomari received an M.B.A. from Rider University and his B.S. from Drexel University.

Skills & Qualifications: Mr. Altomari’s extensive experience in the pharmaceutical industry, in senior leadership positions at both large and specialty pharmaceutical companies as well as his experience in the development, commercialization and launch of numerous pharmaceutical products, contributed to our Board’s conclusion that he should serve as a director of our company.

William L. Ashton
Age: 67	Committee Memberships: Compensation
Director Since: 2009	Other Public Directorships: Spectrum Pharmaceuticals, Inc.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 7

BOARD OF DIRECTORS (continued)

William L. Ashton has been a member of our Board since 2009. Since the beginning of 2013, Mr. Ashton has been a principal at Harrison Consulting Group, Inc., a privately-held biopharmaceutical consulting firm. From August 2009 to June 2013, Mr. Ashton was the senior vice president of external affairs reporting to the president and an assistant professor at the University of the Sciences in Philadelphia, Pennsylvania. From August 2005 to August 2009, Mr. Ashton was the founding Dean of the Mayes College of Healthcare Business and Policy. Mr. Ashton has 29 years’ experience in the biopharmaceutical industry. From 1989 to 2005, Mr. Ashton held a number of positions at Amgen Inc., a biotechnology company, including vice president of U.S. sales and vice president of commercial and government affairs. Mr. Ashton currently serves on the boards of directors of Spectrum Pharmaceuticals, Inc. since February 2018, and previously served on the board of directors of Galena Biopharma, Inc. from April 2013 until January 2018. He is also a member of the board of directors of the Academy of Notre Dame and Loyola University. Mr. Ashton holds a B.S., Education, from the California University of Pennsylvania and an M.A., Education, from the University of Pittsburgh.

Skills & Qualifications: Mr. Ashton’s extensive experience with pharmaceutical and biological product commercialization, including developing and leading a commercial sales force, as well as his governance experience as a board member of public and privately-held companies and his reimbursement expertise contributed to our Board’s conclusion that he should serve as a director of our company.

Dr. Michael Berelowitz
Age: 71	Committee Memberships: Audit; Nominating and Corporate Governance
Director Since: 2014	Other Public Directorships: Kamada Ltd.; Cellect Biotherapeutics Ltd.

Dr. Michael Berelowitz has been a member of our Board since 2014. Since 2011, Dr. Berelowitz has served as a biopharmaceutical consultant. From 2009 to 2011, Dr. Berelowitz was Senior Vice President and Head of Clinical Development and Medical Affairs in the Specialty Care Business Unit at Pfizer, Inc., a pharmaceutical company. From 1996 to 2009, he held various other roles at Pfizer, Inc., beginning as a Medical Director in the Diabetes Clinical Research team and then assuming positions of increasing responsibility. Prior to that, Dr. Berelowitz spent a number of years in academia. Dr. Berelowitz also serves on the board of directors of Kamada Ltd. and Cellect Biotherapeutics Ltd., and he previously served on the board of directors of Oramed Pharmaceuticals Inc. from June 2010 to August 2016. Among his public activities, Dr. Berelowitz has served on the board of directors of the American Diabetes Association and the Clinical Initiatives Committee of the Endocrine Society, and has chaired the Task Force on Research of the New York State Council on Diabetes. He has also served on several editorial boards, including the Journal of Clinical Endocrinology and Metabolism and Endocrinology, Reviews in Endocrine and Metabolic Disorders and Clinical Diabetes. Dr. Berelowitz has authored and co-authored more than 100 peer-reviewed journal articles and book chapters in the areas of pituitary growth hormone regulation, diabetes and metabolic disorders. Dr. Berelowitz holds adjunct appointments as Professor of Medicine in the Divisions of Endocrinology and Metabolism at SUNY – StonyBrook and Mt. Sinai School of Medicine in New York. Dr. Berelowitz holds a MBChB degree from University of Cape Town-School of Medicine.

Skills & Qualifications: Dr. Berelowitz’s years of experience in management roles in the pharmaceuticals industry, his experience in overseeing and reviewing clinical trials and drug development, as well as his vast medical and scientific expertise, contributed to our Board’s conclusion that he should serve as a director of our company.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 8

CORPORATE GOVERNANCE AND RISK MANAGEMENT

We are committed to good corporate governance and integrity in our business dealings. Our governance practices are documented in our Second Amended and Restated Articles of Incorporation, or Articles, our Bylaws, our Code of Business Conduct and Ethics, or the Code of Conduct, our Corporate Governance Guidelines and the charters of the committees of the Board, or the Committees. Aspects of our governance documents are summarized below. You can find our charters for each Committee of the board and our Code of Conduct on our website www.recropharma.com under “News & Investors—Corporate Governance—Governance Documents.”

BOARD INDEPENDENCE

Our Board has determined all of our directors, except for Ms. Henwood, are “independent” directors, as defined under the rules of the NASDAQ Capital Market, or NASDAQ. In making such determination, the Board considered the relationships that each such non-employee director has with the Company and all other facts and circumstances that the Board deemed relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director. Our independent directors generally meet in executive session at each regularly scheduled board meeting.

BOARD LEADERSHIP STRUCTURE

The Board does not have a formal policy with respect to the separation of the offices of chief executive officer, or CEO, and Chairman of the Board. It is the Board’s view that rather than having a rigid policy, the Board, with the advice and assistance of the Governance Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our leadership structure separates the offices of CEO and Chairman of the Board with Ms. Henwood serving as our CEO and Mr. Weisman serving as Chairman of the Board.

BOARD COMMITTEES

Our Board has established various Committees to assist in discharging its duties: the Audit Committee; the Compensation Committee; and the Governance Committee. Each member of our Committees is an independent director as that term is defined by the SEC and NASDAQ. The primary responsibilities of each of the Committees and the Committee memberships are provided below under the section entitled “Board Attendance, Committee Meetings and Committee Membership.”

Each of the Committees has the authority, as its members deem appropriate, to engage legal counsel or other experts or consultants in order to assist the Committee in carrying out its responsibilities.

RISK MANAGEMENT

The Board’s role in risk oversight is consistent with our leadership structure, with management having day-to-day responsibility for assessing and managing our risk exposure and the Board actively overseeing management of our risks—both at the Board and Committee level. The risk oversight process includes receiving regular reports from Committees and our executive officers to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations (including cyber-security), finance, legal, regulatory, strategic and reputational risk.

The Board focuses on the overall risks affecting us. Each Committee has been delegated the responsibility for the oversight of specific risks that fall within its areas of responsibility. For example:

•	The Audit Committee oversees management of financial reporting, compliance and litigation risks, including risks related to our insurance, information technology, human resources and regulatory matters, as well as the steps management has taken to monitor and control such exposures.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 9

CORPORATE GOVERNANCE AND RISK MANAGEMENT (continued)

•	The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation policies, plans and arrangements and the extent to which those policies or practices increase or decrease risk for the Company.

•	The Governance Committee manages risks associated with the independence of the Board, potential conflicts of interest and the effectiveness of the Board.

While each Committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through Committee reports about such risks. Matters of significant strategic risk are considered by our entire Board.

CODE OF CONDUCT

We have a written Code of Conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct covers fundamental ethical and compliance-related principles and practices such as accurate accounting records and financial reporting, avoiding conflicts of interest, the protection and use of our property and information and compliance with legal and regulatory requirements.

CORPORATE GOVERNANCE GUIDELINES

We have a written set of corporate governance guidelines that are designed to help ensure effective corporate governance of our Company. Our corporate governance guidelines cover topics including, but not limited to, director qualification criteria, director responsibilities, director compensation, director orientation and continuing education, succession planning and the annual evaluations of our Board and its Committees. Our corporate governance guidelines are reviewed at least annually by the Governance Committee and amended by our Board when appropriate.

BOARD ATTENDANCE, COMMITTEE MEETINGS AND COMMITTEE MEMBERSHIP

Director (1)	Independence	Board	AC	CC	NCGC
Alfred Altomari	Yes	M	M	M
William Ashton	Yes	M		M
Michael Berelowitz	Yes	M	M		M
Winston Churchill	Yes	M		M	C
Karen Flynn	Yes	M	M	C
Gerri Henwood	No	M
Bryan M. Reasons	Yes	M	C
Wayne Weisman	Yes	C			M
2017 Meetings	N/A	7	6	7	4

AC = Audit Committee	CC = Compensation Committee	C = Chair
NCGC = Nominating and Corporate Governance Committee		M = Member

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 10

CORPORATE GOVERNANCE AND RISK MANAGEMENT (continued)

(1)	Although we do not have a formal policy regarding attendance by members of our Board at our Annual Meeting, we encourage all of our directors to attend. All but one of our directors attended our 2017 Annual Meeting of Shareholders.

During 2017, each director attended at least 75% of the meetings of the Board and meetings of each Committee of the Board on which he or she served.

Audit Committee

The Audit Committee assists the Board by providing oversight of our financial management, independent auditor and financial reporting procedures, as well as such other matters as directed by the Board or the Audit Committee Charter.

Among other things, the Audit Committee’s responsibilities include:

•	appointing, retaining, compensating, overseeing, evaluating, and, when appropriate, terminating our independent registered public accounting firm;

•	discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	reviewing with management its assessment of our internal control over financial reporting, disclosure controls and procedures;

•	reviewing our code of business conduct and ethics and recommending any changes to the Board;

•	overseeing our risk assessment and risk management processes;

•	reviewing and ratifying all related party transactions, based on the standards set forth in our Related Party Transactions Policy; and

•	preparing and approving the Audit Committee report required to be included in our annual proxy statement.

The members of our Audit Committee are Mr. Altomari, Dr. Berelowitz, Ms. Flynn and Mr. Reasons (chair). All members of our Audit Committee are deemed “independent” and financially literate under the applicable rules and regulations of the SEC and NASDAQ. Each of Mr. Altomari and Mr. Reasons also qualifies as an “audit committee financial expert” within the meaning of SEC regulations.

Compensation Committee

The Compensation Committee reviews the performance and development of our management in achieving corporate goals and objectives and assures that our executive officers (including our CEO) are compensated effectively in a manner consistent with our strategy, competitive practice and shareholder interests, as well as

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 11

CORPORATE GOVERNANCE AND RISK MANAGEMENT (continued)

such other matters as directed by the Board or the Compensation Committee Charter. Among other things, the Compensation Committee’s responsibilities include:

•	annually reviewing and recommending to the Board for approval the corporate goals and objectives applicable to the compensation of our CEO and other executive officers and evaluating at least annually our CEO’s and other executive officers’ performance in light of those goals and objectives;

•	determining and approving our CEO’s and other executive officers’ compensation level (including salary, cash and equity-based incentive awards and any personal benefits);

•	administering, or where appropriate, overseeing the administration of, executive and equity compensation plans and such other compensation and benefit plans that are adopted by us from time to time;

•	determining stock ownership guidelines for our CEO and other executive officers and monitoring compliance with such guidelines, if deemed advisable by our Board or the Compensation Committee; and

•	overseeing risks and exposures associated with executive compensation plans and arrangements.

Our Compensation Committee has delegated authority to our CEO to grant options or other stock awards, in accordance with guidelines established by our compensation consultant, to our non-executive officers. Our Compensation Committee also has the authority to form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances.

The Compensation Committee switched executive compensation consultants in March 2017 from Radford, or Radford, an Aon Hewitt company, to Pay Governance, LLC, or Pay Governance. During their respective terms, each of Radford and Pay Governance reported directly to the Compensation Committee. Each of Radford and Pay Governance provided various executive compensation services to the Compensation Committee, including advising the Compensation Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program design and our award values in relation to performance. Upon request by the Compensation Committee, a representative of Radford or Pay Governance attended meetings of the Compensation Committee.

Neither Radford nor Pay Governance provides or provided services to us other than its advice to the Compensation Committee on executive and director compensation matters. The Compensation Committee determined each of Radford and Pay Governance to be independent under the NASDAQ and SEC regulations.

Our CEO annually reviews the performance of each of the other executive officers, including the other named executive officers. She then recommends annual merit salary adjustments and any changes in annual or long-term incentive opportunities for other executives. The Compensation Committee considers our CEO’s recommendations in addition to data and recommendations presented by our executive compensation consultant.

The members of our Compensation Committee are Mr. Altomari, Mr. Ashton, Mr. Churchill and Ms. Flynn (chair). The Board has determined that all Compensation Committee members are independent under the listing standards of NASDAQ, and that they are “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code, or the Code.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 12

CORPORATE GOVERNANCE AND RISK MANAGEMENT (continued)

Nominating and Corporate Governance Committee

The Governance Committee identifies qualified individuals for membership on the Board; recommends to the Board the director nominees to fill vacancies on the Board and to stand for election at the next annual meeting of shareholders; develops and recommends to the Board a set of corporate governance guidelines for the Board; and provides oversight of the corporate governance affairs of the Board; as well as such other matters as directed by the Board or the Nominating and Corporate Governance Charter. Among other things, our Governance Committee’s responsibilities include:

•	developing and submitting to the Board for its adoption a list of selection criteria for new directors to serve on the Board;

•	identifying, reviewing and evaluating candidates, including candidates submitted by shareholders, for election to the Board and recommending to the Board (i) nominees to fill vacancies or new positions on the Board and (ii) the slate of nominees to stand for election by the Company’s shareholders at each annual meeting of shareholders;

•	developing, recommending, and overseeing the implementation of and monitor compliance with, our corporate governance guidelines, and periodically reviewing and recommending any necessary or appropriate changes to our corporate governance guidelines;

•	annually recommending to the Board (i) the assignment of directors to serve on each Committee; (ii) the chairperson of each Committee and (iii) the chairperson of the Board or lead independent director, as appropriate;

•	reviewing the adequacy of the Articles and Bylaws and recommending to the Board, as conditions dictate, amendments for consideration by the shareholders;

•	implementing policies with respect to governance risk oversight, assessment and management of risk associated with the independence of our Board and director nominees, potential conflicts of interest of members of our Board and our executive officers and the effectiveness of the Board and the committees thereof.

The Governance Committee is responsible for identifying individuals that the Committee believes are qualified to become Board members, as described above in the section entitled “Board Structure and Composition.”

The members of our Governance Committee are Dr. Berelowitz, Mr. Churchill (chair) and Mr. Weisman. The Board has determined that all Governance Committee members are independent under the listing standards of NASDAQ.

FAMILY RELATIONSHIPS

There are no family relationships among any of our directors or executive officers.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 13

CORPORATE GOVERNANCE AND RISK MANAGEMENT (continued)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2017 and as of the date of this Proxy Statement, none of the members of the Compensation Committee was or is one of our officers or employees, and none of our executive officers has served or serves on the compensation committee or board of any company that employed or employs any member of our Compensation Committee or Board of Directors.

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest. Our management is responsible for determining whether a transaction is a related party transaction subject to our policy, and upon subject determination, is responsible for disclosing the material facts concerning the transaction and the related party’s interest in our transaction to our Audit Committee. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances with respect to the transaction and shall evaluate all available options, including ratification, revision or termination of the transaction. All of the transactions described under “Certain Relationships and Related Party Transactions” in this Proxy Statement either were approved or ratified in compliance with this policy.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 14

DIRECTOR COMPENSATION

We have designed and implemented our compensation program for our non-employee directors to attract, motivate and retain individuals who are committed to our values and goals and who have the expertise and experience that we need to achieve those goals.

COMPENSATION PROGRAM

In December 2017, we reviewed the compensation program for our non-employee directors with our independent compensation consultant, Pay Governance. In consultation with Pay Governance and a review of director compensation trends of our peer group, we modified the compensation program for our non-employee directors. The changes included an increase in annual equity compensation and a shift to a mix of options and restricted stock units.

The table below depicts our 2017 compensation program for our non-employee directors and the changes commencing on January 1, 2018, which will be reflected in next year’s proxy statement:

Compensation Elements – Non-Employee Director Compensation Program

Cash	2017	2018
Annual Cash Retainer	$40,000	$40,000
Annual Committee Chair Retainer
Audit	$20,000	$20,000
Compensation	$15,000	$15,000
Nominating and Corporate Governance	$9,000	$9,000
Committee Member Retainer
Audit	$10,000	$10,000
Compensation	$7,500	$7,500
Nominating and Corporate Governance	$5,000	$5,000
Annual Non-Executive Chairman of the Board Cash Retainer	$30,000	$30,000

Equity	2017	2018
Initial Equity Grant	20,000 options vesting in three equal annual installments	20,000 options vesting in three equal annual installments

Annual Equity Retainer(1)	$70,000 in restricted stock units vesting on the first anniversary of the date of grant and granted following the annual meeting of shareholders	$70,000 in restricted stock units and $65,000 in stock options, each vesting on the first anniversary of the date of grant and granted following the annual meeting of shareholders

(1)	In December 2016, the Board determined to change the timing of the non-employee director equity grant from December to the annual meeting date. To compensate for the extra time period between equity grants, the 2017 annual equity retainer to non-employee directors consisted of $105,000 in restricted stock units. Due to the timing of his appointment, Mr. Reasons received $70,000 in restricted stock units for the 2017 fiscal year.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 15

DIRECTOR COMPENSATION (continued)

Our non-employee directors are also reimbursed for their business-related expenses incurred in connection with attendance at Board and Committee meetings and related activities. Our only employee director, Ms. Henwood, receives no separate compensation for her service in such capacity.

SUMMARY 2017 COMPENSATION

The following table provides summary information regarding 2017 compensation to our non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Stock Awards ($)(1)	Total ($)
Alfred Altomari	60,000	—	104,997	164,997
William L. Ashton	48,125	—	104,997	153,122
Michael Berelowitz	55,000	—	104,997	159,997
Winston Churchill	56,500	—	104,997	161,497
Karen Flynn	65,000	—	104,997	169,997
Bryan M. Reasons	48,333	109,800	69,996	228,129
Wayne B. Weisman	75,000	—	104,997	179,997

(1)	Reflects the grant date fair value determined in accordance with the Financial Accounting Standards Board Accounting Standards, Codification Topic 718, Compensation — Stock Compensation, or ASC 718. The assumptions made in these valuations are included in Note 16 of the Notes to the Annual Financial Statements included in our Annual Report on Form 10-K.

As of December 31, 2017, (i) each of Messrs. Altomari, Churchill, Weisman and Dr. Berelowitz had stock options to purchase 52,000 shares of common stock, (ii) Mr. Ashton had stock options to purchase 64,000 shares of our common stock, (iii) Ms. Flynn had stock options to purchase 30,000 shares of our common stock, and (iv) Mr. Reasons had stock options to purchase 20,000 shares of our common stock. In addition, as of December 31, 2017, each of our directors had a restricted stock unit award to acquire 13,274 shares of our common stock, with the exception of Mr. Reasons, who had a restricted stock unit award to acquire 8,849 shares of our common stock.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 16

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The Audit Committee works with our management in order to negotiate appropriate fees with KPMG LLP and is ultimately responsible for approving those fees. The following is a summary and description of fees for services provided by KPMG LLP in 2017 and 2016.

Service	2017	2016
Audit Fees	$546,000	$521,000
Audit-Related Fees	$35,000	$245,000
Tax Fees	$429,369	$227,008
All Other Fees	—	—
Total	$1,010,369	$993,008

“Audit fees” represented the aggregate fees for professional services rendered for the audit of our financial statements and the review of our quarterly financial statements on Form 10-Q that are customary under the standards of the Public Company Accounting Oversight Board (United States), and in connection with statutory audits.

“Audit-related fees” primarily consisted of fees for our Registration Statements on Form S-3 and Form S-8.

“Tax fees” consisted of fees related to tax compliance, tax planning and tax advice.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. The Audit Committee’s charter establishes a policy that all audit and permissible non-audit services provided by the independent registered public accounting firm will be pre-approved by the Audit Committee.

All such audit and permissible non-audit services were pre-approved in accordance with this policy during the fiscal year ended December 31, 2017. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our independent registered public accounting firm. The responsibility to pre-approve audit and non-audit services may be delegated by the Audit Committee to one or more members of the Audit Committee; provided that any decisions made by such member or members must be presented to the full Audit Committee at its next scheduled meeting.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 17

AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting process.

Management is primarily responsible for the preparation, presentation, and integrity of the Company’s consolidated financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm for the fiscal years 2017 and 2016, KPMG LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with generally accepted accounting principles.

The Audit Committee and the chairman of the Audit Committee have met with management during fiscal year 2017 to consider the adequacy of the Company’s internal controls, and discussed these matters and the overall scope and plans for the audit of the Company with KPMG LLP. The Audit Committee also discussed with management and KPMG LLP the Company’s disclosure controls and procedures.

The Audit Committee has reviewed and discussed management’s assessment of the effectiveness of the Company’s internal controls and the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 with the management. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, “Communication with Audit Committees.” In addition, KPMG LLP has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the audit committee concerning independence, and the Audit Committee has discussed with KPMG LLP its independence.

The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management. Based on the considerations and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Audit Committee

Bryan Reasons (Chairman)

Alfred Altomari

Michael Berelowitz, M.D.

Karen Flynn

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 18

EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of our executive officers as of the date of this Proxy Statement:

Name	Position	Age
Gerri Henwood	President, Chief Executive Officer	65
Michael Celano	Chief Operating Officer and Secretary	59
Ryan D. Lake	Chief Financial Officer	40

Gerri Henwood – For biographical information for Gerri Henwood, see “Board of Directors – Continuing Directors.”

Michael Celano has served as our Chief Operating Officer since January 2018, where he will continue to lead our finance and administration and assume responsibility for the manufacturing division, and as our Secretary since March 2018. He previously served as our Chief Financial Officer from July 2016 to December 2017. Prior to that, from May 2015 until June 2016, he was self-employed providing consulting services to healthcare companies. From January 2013 to May 2015, Mr. Celano served as the Chief Financial Officer of DrugScan, Inc., a clinical laboratory services company. He also served as the Chief Financial Officer of Kensey Nash Corporation, a medical device company, from 2009 until 2012. Previously, Mr. Celano served as Chief Financial Officer for BioRexis Pharmaceutical Corporation, a biopharmaceutical company. Prior to entering the biopharmaceutical industry, Mr. Celano served as a partner with KPMG LLP, and was co-leader of its National Life Science Practice. Mr. Celano also was co-leader of the Life Science Practice for Arthur Andersen before he joined KPMG. Mr. Celano currently serves on the board of directors of Orasure Technologies, Inc., a diagnostic and medical device company, a position he has held since October 2006. Mr. Celano holds a B.S. degree in Accounting from St. Joseph’s University.

Ryan D. Lake has served as our Chief Financial Officer since January 2018. He had previously served as our Senior Vice President of Finance and Chief Accounting Officer since June 2017. Prior to joining us, Mr. Lake served as Chief Financial Officer and Vice President of Finance of Aspire Bariatrics, Inc., a privately-held, commercial-stage, medical device company from July 2015 to May 2017. From 2012 to 2015, Mr. Lake held executive management and senior finance positions, including Director of the Natural Materials Division, Controller and Senior Director of Finance, at DSM Biomedical (successor to Kensey Nash Corporation after its acquisition in 2012), a division of Royal DSM (listed on Euronext Amsterdam), a global science-based company active in health, nutrition and materials. From 2002 to 2012, Mr. Lake held various senior financial positions of increasing responsibility, most notably Senior Director of Finance and Interim Chief Financial Officer, with Kensey Nash Corporation, a medical device company. Earlier in his career, Mr. Lake worked at Deloitte & Touche, LLP. Mr. Lake has a B.S. degree in accounting from West Chester University of Pennsylvania and is a certified public accountant and chartered global management accountant.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 19

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers named in the “Summary Compensation Table” below. In 2017, our named executive officers were Gerri Henwood, our President and CEO; Michael Celano, our Chief Operating Officer; and Stewart McCallum, our Chief Medical Officer. Dr. McCallum was one of our executive officers as of December 31, 2017. Following reevaluation of our executive officers as of March 2018, we determined that Dr. McCallum was no longer an executive officer.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our named executive officers during the fiscal years ended December 31, 2017 and December 31, 2016:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(3)(4)	All Other Compensation ($)(5)	Total ($)
Gerri Henwood	2017	530,153	63,508	318,092	374,563	762,569	36,220	2,085,105
President and Chief Executive Officer	2016	515,000	77,250	309,000	—	—	32,129	933,379
Michael Celano	2017	362,124	28,910	144,850	231,628	188,666	22,719	978,897
Chief Operating Officer(6)	2016	164,538	34,500	138,000	—	823,200(7)	6,538	1,166,766
Stewart McCallum	2017	442,652	44,439	177,061	285,870	189,720	41,634	1,181,376
Chief Medical Officer	2016	430,000	43,000	172,000	—	—	36,034	681,034

(1)	Reflects discretionary bonus amounts paid for performance in excess of corporate and individual objectives under our annual performance cash bonus plan.

(2)	The amounts represent annual performance cash bonuses earned in 2017 and 2016 and paid in the following year.

(3)	Reflects the grant date fair value determined in accordance with the Financial Accounting Standards Board Accounting Standards, Codification Topic 718, Compensation — Stock Compensation, or ASC 718. The assumptions made in these valuations are included in Note 16 of the Notes to the Annual Financial Statements included in our Annual Report on Form 10-K.

(4)	Prior to 2016, the Compensation Committee of the Board met in December of each year to evaluate executive officer performance and compensation and approve equity grants. Beginning in 2017, however, the Compensation Committee met to evaluate 2016 executive performance and compensation in January 2017; therefore, no stock awards or option awards were granted to named executive officers in 2016 other than those granted to Mr. Celano in connection with the commencement of his employment with us.

(5)	These amounts consist of 401(k) matching contributions, the cost of medical benefits and life and disability insurance premiums.

(6)	Mr. Celano commenced employment (initially as our Chief Financial Officer) on July 5, 2016.

(7)	On June 21, 2016, the Compensation Committee of the Board granted an option to purchase 140,000 shares of our common stock to Mr. Celano, upon his appointment as our Chief Financial Officer as an inducement to his acceptance of our offer of employment. The inducement grant was granted outside of our Amended and Restated Equity Incentive Plan and without shareholder approval pursuant to NASDAQ Listing Rule 5635(c)(4) and is subject to the terms and conditions of the Award Agreement for Inducement Awards between Mr. Celano and us.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 20

EXECUTIVE COMPENSATION (continued)

Non-Equity Incentive Plan Compensation

Each of our named executive officers are eligible to receive an annual performance cash bonus based on the achievement of pre-established corporate and individual objectives as determined by our Board and our Compensation Committee, in consultation with our compensation consultant and upon review of the recommendations of our CEO for our other named executive officers. Each officer is assigned a target bonus expressed as a percentage of his or her base salary. Actual bonus payments may be higher or lower than the target bonus amount, as determined by our Board or Compensation Committee based on the achievement of corporate and individual objectives. The target bonus amounts in 2016 and 2017 for Ms. Henwood, Mr. Celano and Dr. McCallum were 60%, 40%, and 40%, respectively.

In determining the amount of performance bonus awards, our Compensation Committee determines the level of achievement of the corporate goals and individual goals for each year. In determining the level of achievement for our other named executive officers, our Compensation Committee reviews and considers the recommendations of our CEO. These achievement levels are used to determine each named executive officer’s bonus.

Actual bonus amounts paid are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. To the extent that our Board or Compensation Committee determined that our named executive officers exceeded their respective corporate and individual performance goals, such amounts awarded in excess of the target bonus amounts are reflected in the “Bonus” column of the Summary Compensation Table above.

Equity Compensation

We award equity compensation to our named executive officers based on their performance in the form of time- and performance-based stock options and restricted stock units. We determine our equity award guidelines based on information and recommendations provided by our compensation consultant. With respect to our named executive officers other than our CEO, we also utilize recommendations provided by our CEO. In determining the amount of awards, we generally do not consider an employee’s current equity ownership in our common stock or the prior awards that are fully vested. Rather, we evaluate each employee’s awards based on the recommendations received from our compensation consultants and CEO and reference to other competitive market factors in our industry.

Our stock option awards typically vest over a four-year period subject to the continued service of the employee with us. Shares subject to the options typically vest in 48 equal monthly installments, beginning one month from the date of grant. Our time-based restricted stock unit awards typically vest in equal annual installments over a four-year period subject to the continued service of the employee with us. Our performance-based restricted stock units for 2017, the first year we offered such awards, included vesting criteria relating to the submission and acceptance by the FDA of our NDA for IV meloxicam. We believe these vesting arrangements encourage our named executive officers to continue service with us for a longer period of time and remain focused on our multi-year long-term drug development and commercialization programs.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 21

EXECUTIVE COMPENSATION (continued)

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2017

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2017:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares of units of stock that have not vested ($)(2)
Gerri Henwood	56,250	3,750(3)	$8.00	3/12/2024
	36,667	3,333(3)	$7.00	4/8/2024
	92,625	30,875(4)	$2.47	12/17/2024
	106,690	16,810(5)	$2.47	12/17/2024
	52,650	52,650(3)	$8.41	12/16/2025
	105,300	—	$7.86	12/02/2026
	33,160	111,540(3)	$7.33	01/18/2027
					20,000	185,000
Michael Celano	49,583	90,417(6)	$8.22	07/05/2026
	8,204	27,596(3)	$7.33	01/18/2027
					25,600	236,800
Stewart McCallum	51,500	51,500(6)	$9.29	12/01/2025
	8,250	27,750(3)	$7.33	01/18/2027	24,000	222,000

(1)	The RSUs vest in four equal annual installments beginning on the date that is one year from the date of grant, subject to continued employment with us.

(2)	The market value is based on the closing stock price of $9.25 on December 29, 2017 (the last trading date in the 2017 fiscal year).

(3)	The stock option vests in equal monthly installments over 48 months, beginning on the date that is one month from the date of grant, subject to continued employment with us.

(4)	On June 24, 2015, 15,437 shares subject to such options vested upon receipt of shareholder approval of the Recro Pharma, Inc. Amended and Restated Equity Incentive Plan, and the remainder vests in equal monthly installments until December 17, 2018, subject to continued employment with us.

(5)	On July 25, 2015, 30% of the shares subject to such option vested upon the satisfaction of certain performance conditions, and the remainder vests in equal monthly installments over the three-year period thereafter, subject to continued employment with us.

(6)	The stock option vests in equal monthly installments over 48 months, beginning on the date that is one month from the date of grant, subject to continued employment with us. The stock option is an inducement grant under NASDAQ listing rule 5635(c)(4). The stock option shall become vested in full upon a termination within twelve months of a Change of Control (as defined in our Amended and Restated Equity Incentive Plan).

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 22

EXECUTIVE COMPENSATION (continued)

EMPLOYMENT AGREEMENTS

We have entered into employment agreements with each of our named executive officers.

The employment agreements provide for initial annual base salaries for each of our named executive officers. Pursuant to the employment agreements, our named executive officers received the following initial base salaries: $320,000 for Ms. Henwood, $345,000 for Mr. Celano, and $430,000 for Dr. McCallum. Such salaries have been reviewed and adjusted from time to time, in the discretion of our Board and Compensation Committee. In January 2018, the Board approved the following base salaries for our named executive officers: $600,000 for Ms. Henwood, $416,300 for Mr. Celano, and $458,500 for Dr. McCallum. In addition to base salaries, the employment agreements provide that each of our named executive officers is eligible to participate in our company’s incentive bonus program. Our Board and our Compensation Committee consider a cash bonus opportunity for our named executive officers with respect to services to our company. The Board and the Compensation Committee consider potential target cash bonuses to Ms. Henwood, Mr. Celano, and Dr. McCallum, up to 60%, 40%, and 40%, respectively (which are subject to increase in the Compensation Committee’s discretion), of such respective named executive officer’s base salary dependent upon performance factors.

Each of the employment agreements is for an initial term of one year and automatically renews for one-year periods, unless terminated by either party by delivery of 30 days written notice to the other party. Pursuant to each of the employment agreements, if we terminate one of our named executive officer’s employment without cause (as defined below) or such named executive officer resigns for certain reasons described below within 12 months of a change of control (as defined below), such named executive officer will be entitled to continue to receive such executive officer’s base salary and health insurance benefits, at our expense, for a period of 12 months following the date of termination; with regard to each of Mr. Celano and Dr. McCallum, he would also be entitled to receive his base salary, any accrued but unused vacation and paid time off, any earned but unpaid bonus, reimbursement of any proper business expenses as of the date of termination (referred to as the Accrued Benefits), and outplacement services for a period of 12 months following the date of termination, which shall not exceed $25,000. If a named executive officer’s employment is terminated as a result of such named executive officer’s death, such named executive officer’s estate will be entitled to continue to receive such executive’s base salary for a period of 12 months following the date of termination; with regard to each of Mr. Celano and Dr. McCallum, he would be entitled to receive the Accrued Benefits, his base salary and health insurance benefits, at our expense, for a period of 6 months following the date of termination, and his pro-rated annual bonus as of the date of termination. In addition, if the severance and other benefits provided in a named executive officer’s employment agreement or otherwise payable to a named executive officer would be subject to excise tax under Section 280(G) of the Code, then the named executive officer’s severance benefits will be either delivered in full or delivered as to such lesser extent that would result in no portion of the severance benefits being subject to such excise tax, whichever results in the receipt by the named executive officer on an after-tax basis of the greatest portion of such total severance and other benefits.

For purposes of the employment agreements, “cause” generally means an named executive officer’s (1) commission of an act of fraud or dishonesty against us; (2) failure to substantially perform his or her duties or material violation of the employment agreement, which failure or violation continues for 30 days or more following written notice to such named executive officer; (3) loss of any permit, license, accreditation or other authorization necessary for such named executive officer to perform his or her duties; (4) conviction of a felony or a plea of “no contest” to a felony; or (5) conduct that is likely, in the judgment of our Board, to materially adversely affect our reputation; with regard to each of Mr. Celano and Dr. McCallum, his employment agreement requires his conduct under item (2) above to be willful, and for his conduct to continue for five days or more following written notice by us of the conduct under item (5) above.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 23

EXECUTIVE COMPENSATION (continued)

For purposes of the employment agreements, a “change of control” shall be deemed to have occurred upon the happening of any of the following events: (1) the consummation by us of a plan of dissolution or liquidation; (2) the consummation of the sale or disposition of all or substantially all of our assets ; (3) the consummation by us of a merger, consolidation or other shareholder-approved fundamental business transaction in which we are a participant with another entity where our shareholders, immediately prior to the referenced transaction, will not beneficially own, immediately after the referenced transaction, shares or other equity interests entitling such shareholders to more than 50% of all votes to which all equity holders of the surviving entity would be entitled in the election of directors; (4) the date any entity, person or group, (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), (other than (A) we or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by us or any of its subsidiaries or (B) any person who, on the date the Plan is effective, is the beneficial owner of our outstanding securities), shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of our outstanding shares of the Common Stock; or (5) the first day after the date hereof when directors are elected such that a majority of the Board shall have been members of the Board for less than twenty-four (24) months, unless the nomination for election of each new director who was not a director at the beginning of such twenty-four (24) month period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period. A named executive officer will receive the payments and benefits described above if they terminate within 12 months of a change of control and during such twelve-month period we and/or our successor: (1) materially and adversely changes such named executive officer’s status, responsibilities or perquisites or (2) require such officer to be principally based at any office or location more than 50 miles from such named executive officer’s principal office prior to the change of control; with regard to each of Mr. Celano and Dr. McCallum, his payments and benefits would also be triggered upon a change of control and a reduction in his base salary or target cash bonus.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 24

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2017, we have engaged in the following transactions with our directors, executive officers, holders of more than 5% of our voting securities, and affiliates or immediate family members of our directors, executive officers, and holders of more than 5% of our voting securities. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

EMPLOYMENT OF CERTAIN RELATED PERSONS

Effective January 1, 2017, Ms. Suzanne Sharr and Mr. Chris Sharr, Ms. Henwood’s sister-in-law and brother, respectively, terminated their employment with MCG and were hired as employees of the Company. Ms. Sharr has been our Senior Director of Human Resources since January 2017 and Mr. Sharr has been our Vice President, Manufacturing since January 2017. Our Audit Committee approved Ms. Sharr’s and Mr. Sharr’s hiring consistent with our related person transaction policy. Our Board also approved their hiring, and our Compensation Committee approved their 2017 cash and equity compensation, after considering the recommendations of Radford, our then-current compensation consultant. In 2017, Ms. Sharr received a salary of $202,000 and Mr. Sharr received a salary of $243,100. Upon hire, Ms. Sharr and Mr. Sharr were awarded options to purchase 15,000 and 43,600 shares of our common stock, respectively, under our Amended and Restated Equity Incentive Plan, with grant date fair values of $79,050 and $229,772, respectively, as determined in accordance with ASC 718. The assumptions made in these valuations are included in Note 16 of the Notes to the Annual Financial Statements included in our Annual Report on Form 10-K. Both Ms. Sharr and Mr. Sharr have been providing services to us in their same respective roles as consultants of MCG since 2008 and their knowledge of and performance for us were strong factors in our Board’s determination to hire them as employees.

Ms. Myers, Ms. Henwood’s sister, has been our Senior Vice President, Regulatory and Quality since 2007. Ms. Myers earned $762,028 in total compensation in 2017, including base salary, bonus, equity compensation, which is determined in accordance with ASC 718, and any other compensation. The assumptions made in the valuation of Ms. Myers equity compensation are included in Note 16 of the Notes to the Annual Financial Statements included in our Annual Report on Form 10-K. Ms. Myers’ compensation was approved by our Compensation Committee.

Each of Ms. Myers, Ms. Sharr and Mr. Sharr participates in our general welfare and benefit plans. Ms. Henwood does not have a material interest in the employment of Ms. Myers, Ms. Sharr or Mr. Sharr, nor does she share a household with any of them.

Our Compensation Committee and Audit Committee approve the compensation of all related persons.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 22, 2018 by (a) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each named executive officer identified in the Summary Compensation Table above, (c) each director and nominee for director, and (d) all executive officers and directors as a group.

The percentage of Common Stock outstanding is based on 19,498,664 shares of our Common Stock outstanding as of March 22, 2018. For purposes of the table below, and in accordance with the rules of the SEC, we deem shares of Common Stock subject to options that are currently exercisable or exercisable within sixty days of March 22, 2018 to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, each of the persons or entities in this table has sole voting and investing power with respect to all of the shares of Common Stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise noted below, the street address of each beneficial owner is c/o Recro Pharma, Inc., 490 Lapp Road, Malvern, PA 19355.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage
5% or Greater Shareholders
SCP Vitalife Partners II, L.P.(1) 1200 Liberty Ridge Drive Suite 300 Wayne, PA 19087	2,172,900	11.1%
SCP Vitalife Partners (Israel) II, L.P.(1) 32B Habarzel St. Ramat Hachayal Tel Aviv 69710 Israel	726,055	3.7%
Broadfin Capital, LLC(2) 300 Park Avenue New York, NY 10022	2,236,025	11.5%
Deerfield Mgmt, L.P.(3) 780 Third Avenue, 37th Floor New York, NY 10017	1,901,685	9.8%
Alyeska Investment Group, L.P.(4) 77 West Wacker Drive, 7th Floor Chicago, IL 60601	1,007,853	5.2%

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 26

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (continued)

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage
Named Executive Officers and Directors
Gerri Henwood(5)	678,903	3.4%
Michael Celano(6)	87,908	*
Stewart McCallum(7)	92,653	*
Alfred Altomari(8)	66,774	*
William L. Ashton(9)	77,274	*
Michael Berelowitz(10)	57,774	*
Winston J. Churchill(11)(12)	2,964,229	15.2%
Karen Flynn(13)	37,406	*
Bryan M. Reasons(14)	15,515	*
Wayne Weisman(15)	2,971,229	15.2%
All executive officers and directors as a group (10 persons)(16)	4,074,870	20.9%

*	Less than 1%

(1)	Based upon information set forth in the Schedule 13D filed on March 21, 2014 and information set forth in Form 4’s filed through March 22, 2018 by SCP Vitalife Partners II, L.P., or SCP Vitalife Partners, SCP Vitalife Partners (Israel) II, L.P., or SCP Vitalife Israel, SCP Vitalife II Associates, L.P., or SCP Vitalife Associates, SCP Vitalife II GP, LTD (SCP Vitalife GP), Winston J. Churchill, Jeffrey Dykan, and Wayne B. Weisman. SCP Vitalife Partners beneficially owns 2,172,900 shares of common stock and SCP Vitalife Israel beneficially owns 726,055 shares of common stock. As the general partner of SCP Vitalife Partners and SCP Vitalife Israel, SCP Vitalife Associates may be deemed to beneficially own 2,898,955 shares of common stock. As the general partner of SCP Vitalife Associates, SCP Vitalife GP may be deemed to beneficially own 2,898,955 shares of common stock. As directors of SCP Vitalife GP, Messrs. Churchill, Dykan and Weisman may be deemed to beneficially own 2,898,955 shares of common stock. SCP Vitalife Partners shares dispositive and voting power with respect to the 2,172,900 shares of common stock owned. SCP Vitalife Israel shares dispositive and voting power with respect to the 726,055 shares of common stock owned. SCP Vitalife Associates, SCP Vitalife GP, Messrs. Churchill, Dykan and Weisman have shared dispositive and voting power with respect to the aggregate 2,898,955 shares of common stock owned by SCP Vitalife Partners and SCP Vitalife Israel.

(2)	Based upon information set forth in the Schedule 13D/A filed on March 15, 2018 by Broadfin, Broadfin Healthcare Master Fund, Ltd., or Master Fund, and Kevin Kotler. Broadfin, Master Fund and Mr. Kotler have shared voting and dispositive power over 2,236,025 shares of common stock. Broadfin and Mr. Kotler each disclaim beneficial ownership of the shares reported herein except to the extent of its or his pecuniary interest therein.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 27

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (continued)

(3)	Based upon information set forth in the Schedule 13G/A filed on February 13, 2018, by James E. Flynn, Deerfield Mgmt, L.P., Deerfield Management Company, L.P., Deerfield Special Situations Fund, L.P., Deerfield Partners, L.P., and Deerfield International Master Fund, L.P. Deerfield Mgmt., L.P. serves as the general partner of Deerfield Management Company, L.P., Deerfield Special Situations Fund, L.P., Deerfield Partners, L.P. and Deerfield International Master Fund, L.P. Deerfield Mgmt, L.P., Deerfield Management Company, L.P. and James E. Flynn share voting and dispositive power over 1,901,685 shares of common stock. Deerfield Special Situations Fund, L.P., Deerfield Partners, L.P. and Deerfield International Master Fund, L.P. have voting and dispositive power over 1,176,685, 378,450 and 346,550 shares of common stock, respectively.

(4)	Based upon information set forth in the Schedule 13G filed on February 4, 2018, by Alyeska Investment Group, L.P., or Alyeska, Alyeska Fund GP, LLC, Alyeska Fund 2 GP, LLC, and Anand Parekh. Anand Parekh is the Chief Executive Officer and control person of Alyeska, which is the investment advisor to Alyeska Fund GP, LLC and Alyeska Fund 2 GP, LLC. Alyeska Fund GP, LLC is the general partner of Alyeska Master Fund, L.P. and Alyeska Fund 2 GP, LLC is the general partner of Alyeska Master Fund 2, L.P.s, and therefore is deemed to indirectly beneficially own such shares. Each of the reporting persons has shared voting and dispositive power with respect to these shares.

(5)	Ms. Henwood holds 129,231 shares of our common stock and stock options to purchase 549,672 shares of our common stock that may be exercised within 60 days of March 22, 2018. Ms. Henwood’s husband, Thomas Henwood, holds 50,000 shares of our common stock. As spouses, Mr. and Ms. Henwood may be deemed to beneficially own the shares of our common stock that are held by the other spouse. Mr. and Ms. Henwood disclaim beneficial ownership of the shares of our common stock that are held by the other spouse.

(6)	Mr. Celano holds 8,475 shares of our common stock and stock options to purchase 79,433 shares of our common stock that may be exercised within 60 days of March 22, 2018. Of these options, stock options to purchase 64,167 shares of our common stock were not granted pursuant to any of our equity compensation plans and were granted as an inducement grant pursuant to NASDAQ listing rule 5635(c)(4).

(7)	Dr. McCallum holds 15,741 shares of our common stock and stock options to purchase 76,912 shares of our common stock that may be exercised within 60 days of March 22, 2018. Of these options, stock options to purchase 62,229 shares of our common stock were not granted pursuant to any of our equity compensation plans and were granted as an inducement grant pursuant to NASDAQ listing rule 5635(c)(4).

(8)	Mr. Altomari holds (i) 1,500 shares of our common stock, (ii) stock options to purchase 52,000 shares of our common stock that may be exercised within 60 days of March 22, 2018 and (iii) restricted stock units covering 13,274 shares of our common stock that may vest and be settled within 60 days of March 22, 2018.

(9)	Mr. Ashton holds (i) stock options to purchase 64,000 shares of our common stock that may be exercised within 60 days of March 22, 2018 and (ii) restricted stock units covering 13,274 shares of our common stock that may vest and be settled within 60 days of March 22, 2018.

(10)	Dr. Berelowitz holds (i) stock options to purchase 44,500 shares of our common stock that may be exercised within 60 days of March 22, 2018, and (ii) restricted stock units covering 13,274 shares of our common stock that may vest and be settled within 60 days of March 22, 2018.

(11)	Mr. Churchill holds (i) stock options to purchase 52,000 shares of our common stock that may be exercised within 60 days of March 22, 2018 and (ii) restricted stock units covering 13,274 shares of our common stock that may vest and be settled within 60 days of March 22, 2018. Mr. Churchill has shared voting and investment power with respect to 2,898,955 shares of our common stock that are held by SCP Vitalife, of which he is a partner.

(12)	Mr. Churchill disclaims beneficial ownership of 50,000 shares of our common stock that are held by the Churchill Trust for the benefit of his son and stock options to purchase 33,200 shares of our common stock held by his son.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 28

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (continued)

(13)	Ms. Flynn holds (i) 800 shares of our common stock, (ii) stock options to purchase 23,332 shares of our common stock that may be exercised within 60 days of March 22, 2018 and (iii) restricted stock units covering 13,274 shares of our common stock that may vest and be settled within 60 days of March 22, 2018.

(14)	Mr. Reasons holds (i) stock options to purchase 6,666 shares of our common stock that may be exercised within 60 days of March 22, 2018 and (ii) restricted stock units covering 8,849 shares of our common stock that may vest and be settled within 60 days of March 22, 2018.

(15)	Mr. Weisman holds (i) 7,000 shares of our common stock, (ii) stock options to purchase 52,000 shares of our common stock that may be exercised within 60 days of March 22, 2018 and (iii) restricted stock units covering 13,274 shares of our common stock that may vest and be settled within 60 days of March 22, 2018. Mr. Weisman has shared voting and investment power with respect to 2,898,955 shares of our common stock that are held by SCP Vitalife, of which he is a partner.

(16)	Includes (i) stock options to purchase 940,416 shares of our common stock that may be exercised within 60 days of March 22, 2018 and (ii) restricted stock units covering 88,493 shares of our common stock that may vest and be settled within 60 days of March 22, 2018.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent shareholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the Company’s records and written representations by the persons required to file such reports, all filing requirements of Section 16(a) were satisfied with respect to the 2017 fiscal year, except that the Form 4 of SCP Vitalife Partners II LP was filed late in connection with the sale of shares of our common stock on February 14, 2017 and the Form 4 of SCP Vitalife Partners (Israel) II, L.P. was filed late in connection with the sale of shares of our common stock on February 14, 2017.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 29

ITEMS TO BE VOTED ON

ITEM 1: ELECTION OF CLASS I DIRECTORS FOR A THREE-YEAR TERM EXPIRING IN 2021

At the Annual Meeting, our shareholders will vote on the election of three Class I director nominees named in this Proxy Statement as directors, each to serve until our 2021 Annual Meeting and until their respective successors are elected and qualified. Our Board has unanimously nominated Winston J. Churchill and Wayne B. Weisman for election to our Board at the Annual Meeting.

Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, the Governance Committee will recommend to our Board a replacement nominee. The Board may then designate the other nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for his or her replacement.

OUR BOARD UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE “FOR” THE ELECTION OF WINSTON J. CHURCHILL AND WAYNE B. WEISMAN.

ITEM 2: RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018

The Audit Committee of the Board has appointed and engaged KPMG LLP to serve as our independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the 2018 fiscal year, and to perform audit-related services. KPMG LLP has served as our independent registered public accounting firm since 2009.

Shareholders are hereby asked to ratify the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm for the 2018 fiscal year.

The Audit Committee is solely responsible for selecting our independent auditors. Although shareholder ratification of the appointment of KPMG LLP to serve as our independent registered public accounting firm is not required by law or our organizational documents, the Board has determined that it is desirable to seek shareholders ratification as a matter of good corporate governance in view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting. If the shareholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider its selection and whether to engage an alternative independent registered public accounting firm.

Representatives of KPMG LLP are expected to attend the Annual Meeting where they will be available to respond to appropriate questions and, if they desire, to make a statement.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

ITEM 3: APPROVAL OF THE RECRO PHARMA, INC. 2018 AMENDED AND RESTATED EQUITY INCENTIVE PLAN

Introduction

The Recro Pharma, Inc. Amended Equity Incentive Plan, or the A&R Plan, was initially approved by our Board on April 1, 2015 and by our shareholders on June 24, 2015, and is designed to attract and retain talented employees, directors and consultants necessary for our continued growth and success. When the A&R Plan was

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 30

ITEMS TO BE VOTED ON (continued)

first effective, the Board authorized, and shareholders approved, an aggregate of 2,000,000 shares of our common stock for issuance under the plan, which was subsequently increased to 4,036,737 as of March 22, 2018, by operation of the “evergreen” provision in the A&R Plan.

As more fully described below under the section titled “Background of 2018 Plan,” as of March 22, 2018, only 500,554 shares of our common stock remain available for future issuance under the A&R Plan. Our Board has determined that this amount is insufficient to meet our needs for future equity incentive awards. In light of such determination, the Compensation Committee and our Board, in consultation with our compensation consultant Pay Governance, undertook a comprehensive review of the A&R Plan in order to propose amendments to increase the number of shares authorized for issuance under the A&R Plan and any other changes our Board determined were advisable.

Based on such review, on March 22, 2018, our Board unanimously approved the 2018 Amended and Restated Plan, or the 2018 Plan, and directed that the 2018 Plan be submitted for shareholder adoption at the Annual Meeting with the following principal changes:

•	an increase in the aggregate amount of shares available for issuance under the A&R Plan to 7,036,737 shares; and

•	certain other changes described below that our Board determined to be advisable.

Our Board believes that approval of the 2018 Plan is critical to our ability to attract, retain and motivate employees, including our executive officers, consultants and directors, and to align their interests with those of our shareholders. The Board has recommended that shareholders approve the 2018 Plan because it believes, after consulting with Pay Governance, that it would be in the best interests of us and its shareholders to have a plan with a sufficient number of shares available for new awards.

If the shareholders vote to approve the 2018 Plan at the Annual Meeting, the 2018 Plan will be immediately effective on May 4, 2018. If the 2018 Plan is not approved by our shareholders, then the A&R Plan will remain in effect with any shares previously authorized under the A&R Plan remaining available for future awards under the A&R Plan, together with shares added by operation of the “evergreen” provision of the A&R Plan.

Background of 2018 Plan

At the time our Board and shareholders approved the A&R Plan in April 2015, we believed that the shares of our common stock available for issuance under the A&R Plan would allow us to provide adequate equity compensation to current and future employees based on internal forecasts for the foreseeable future. The A&R Plan initially provided for the issuance of up to an aggregate of 2,000,000 shares of our common stock, which was subsequently increased to 4,036,737 pursuant to the “evergreen” provision in the A&R Plan.

In connection with our commercialization and launch plans for IV meloxicam, if approved by the FDA, the Compensation Committee and our Board, in consultation with Pay Governance, conducted an extensive analysis and assessment of our compensation arrangements. As a result of such analysis and assessment, the Compensation Committee and the Board determined that additional shares of our common stock are needed under the A&R Plan in order to make future grants of long-term equity incentive compensation to our current and future employees, including those employees recruited to expand our sales and marketing capabilities, and to our executives, consultants and directors in connection with performance incentives related to our anticipated commercial launch of IV meloxicam, if approved. In light of such determination, the Compensation Committee and Board undertook a comprehensive review of the A&R Plan in order to consider and propose additional amendments providing for an appropriate increase to the aggregate number of shares authorized for issuance under the A&R Plan as well as to propose any other appropriate amendments.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 31

ITEMS TO BE VOTED ON (continued)

Based on such review, our Board approved, subject to shareholder approval, the 2018 Plan. The 2018 Plan provides for an increase of 3,000,000 shares to the aggregate number of shares available for issuance under the A&R Plan. Accordingly, an aggregate number of 7,036,737 shares will be available for issuance under the 2018 Plan, inclusive of shares subject to awards issued under the A&R Plan that remain outstanding as of March 22, 2018. While retained in the 2018 Plan, it was determined that the “evergreen provision” under the A&R Plan would not provide sufficient additional shares on a yearly basis in order to allow us flexibility to make future awards.

In determining the amount of the increase to our share reserve under the 2018 Plan, the Board and Compensation Committee, in consultation with Pay Governance, our compensation consultant, considered a number of factors, including the following:

•	Shares Available for Grant. Currently, a maximum of 4,036,737 shares of our common stock may be granted under the A&R Plan. As of March 22, 2018, 500,554 shares remained available for grant under the A&R Plan, which is the sole equity compensation plan under which we currently grant equity awards. The proposed 2018 Plan would increase the number of shares available for grant under the A&R Plan by 3,000,000 shares, bringing the total that will remain available to be granted under the 2018 Plan to 3,500,554 shares. As of March 22, 2018, no benefits or amounts relating to the additional 3,000,000 shares have been received by, or allocated to, any individuals.

•	Shares Outstanding. As of March 22, 2018, under the A&R Plan there were: (i) 2,911,585 shares subject to outstanding options, with a weighted average exercise price of $7.34 and a weighted average remaining term of 7.7 years and (ii) 444,598 shares subject to outstanding restricted stock units. As of the same date, under the A&R Plan and our 2008 Stock Incentive Plan, or the 2008 Plan, collectively, there were a total of (i) 3,313,811 shares subject to outstanding options, with a weighted average exercise price of $7.24 and a weighted average remaining term of 6.9 years and (ii) 444,598 shares subject to outstanding restricted stock units. In addition, as of March 22, 2018, there were 913,031 shares subject to outstanding stock options and restricted stock units granted as inducement awards outside our A&R Plan and 2008 Plan.

•	Overhang. As of March 22, 2018, our overhang is 19%. For this purpose we calculated overhang as (i) 2,911,585 shares subject to outstanding options under the A&R Plan, plus (ii) 444,598 shares subject to outstanding restricted stock units under the A&R Plan, plus (iii) 402,226 shares subject to outstanding options under the 2008 Plan, plus (iv) 913,031 stock option and restricted stock unit granted as inducement awards outside our A&R Plan and 2008 Plan, divided by (a) 19,498,664, which is the total outstanding shares of our Common Stock as of March 22, 2018, plus (b) 3,758,409 shares underlying outstanding options and restricted stock units under the 2008 Plan and the A&R Plan, plus (c) 913,031 stock option and restricted stock unit granted as inducement awards outside our A&R Plan and 2008 Plan. Our 2008 Plan has 174 shares reserved for issuance and does not allow for the issuance of any awards after December 8, 2018, and therefore, no additional equity awards will be granted under the 2008 Plan in the future.

•

Burn Rate. Burn rate measures our usage of shares for the A&R Plan as a percentage of the total outstanding shares of our Common Stock. For 2017 and 2016, our burn rates were 5.1% and 3.1%, respectively. The rates were calculated by dividing the number of options and restricted stock units that were granted during the year, excluding stock option and restricted stock unit grants that were granted as inducement awards outside the A&R plan, by the weighted average number of shares outstanding during

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 32

ITEMS TO BE VOTED ON (continued)

the year. Our adjusted burn rate, including stock options and restricted stock units granted as inducement awards outside the A&R plan, for 2017 and 2016 would be 7.7% and 3.1%, respectively. Our average annual burn rate of 4.1%, excluding inducement awards, or 5.4%, accounting for such inducement awards, over this period were each within Institutional Shareholder Services Inc., or ISS, guidelines for the Pharmaceuticals and Biotechnology Industry for Russell 3000 and Non-Russell 3000 companies.

•	Forecasted Grants. Our Board anticipates that the proposed share increase under the 2018 Plan, based on currently projected share use, will be sufficient for the granting of equity awards under the 2018 Plan for approximately two years. The forecasted projected share use assumes we will grant options and restricted stock units (less cancellations and forfeitures) based on our historical averages, adjusted for the expected growth in our Acute Care business including adding approximately 100 hospital sales professionals over the next twelve months to commercialize IV meloxicam, if approved, as well as the growth of our CDMO business. Despite the projected share use described above, future circumstances and business needs, such as higher than expected headcount increases to commercialize IV meloxicam, if approved, and the development efforts for our other product candidates, changes in the growth of our CDMO business, and any activities relating in-licensing of product candidates or acquisitions, may result in a significant increase in projected options or restricted stock unit grants.

It is also imperative that we continue to make additional long-term equity incentive awards to our employees, including our executive officers, consultants and directors. If the 2018 Plan is not approved, we will be limited in our ability to issue future equity awards and thereby incentivize employees, consultants and directors or attract new employees, consultants and directors to accomplish our proposed commercial objectives.

In addition to the foregoing changes, based on the review of the A&R Plan by the Compensation Committee and our Board, the 2018 Plan includes certain other amendments to the A&R Plan. In particular, the additional substantive amendments to the A&R Plan include changes to: (i) remove certain exceptions to annual individual grant limits, and (ii) adjust our ability to terminate or redeem options and stock appreciation rights in connection with a change of control, as defined in the 2018 Plan.

A summary of the essential features of the 2018 Plan is set forth below. This summary is subject to and qualified in its entirety by the full text of the 2018 Plan, which is attached to this Proxy Statement as Appendix A.

Description of the 2018 Plan

Purpose. The 2018 Plan is intended as an additional incentive to current and prospective employees, consultants and directors to enter into or remain in the service or employ with us or any Affiliate, to devote themselves to our success, and to encourage the creation of shareholder value. Under the 2018 Plan, we may provide such persons with opportunities to acquire or increase their interests in us through options to purchase our common stock, grants of stock appreciation rights and awards of our common stock. Under the 2018 Plan, we may grant (i) incentive stock options, (ii) nonqualified stock options, (iii) stock appreciation rights, (iv) stock awards, (v) restricted stock awards, and (vi) restricted stock units.

Authorized Shares. A total of 7,036,737 shares of our common stock will be reserved for issuance under the 2018 Plan. In addition, on January 1 of each year, the number of shares of common stock reserved for issuance under the 2018 Plan may be increased by our Board, without the necessity of further approval from our shareholders, by an amount equal to no greater than five percent (5%) of our issued and outstanding common stock on such date. If any award under the 2018 Plan expires, lapses, terminates unexercised, becomes unexercisable or is forfeited, or if shares underlying an award are tendered or withheld in payment of the exercise price of an award

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 33

ITEMS TO BE VOTED ON (continued)

or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld shares shall thereafter be available for further awards under the 2018 Plan unless, in the case of stock options granted under the 2018 Plan, related stock appreciation rights are exercised. With respect to stock appreciation rights that are settled with shares, upon settlement, only the number of shares delivered to a participant upon the exercise of the stock appreciation right shall count against the number of shares issued under the 2018 Plan. Awards under the 2018 Plan that are settled in cash shall not be counted against the foregoing maximum share limitations.

In the event that any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in our corporate structure or our shares affects shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the 2018 Plan, the Board shall make such equitable adjustments in any or all of the following in order to prevent such dilution or enlargement of rights: the number and kind of shares or other property available for issuance under the 2018 Plan (including, without limitation, the total number of shares available for issuance under the 2018 Plan), the number and kind of awards or other property covered by awards, and the exercise price of outstanding options and stock appreciation rights.

Eligibility. Awards under the 2018 Plan may be granted to our employees or employees of any parent or subsidiary affiliate. Awards may also be made to our consultants and members of our Board. Only employees may be granted incentive stock options. As of March 22, 2018, approximately 256 employees, including our named executive officers, and seven non-employee directors would be eligible to participate in the 2018 Plan.

Administration. The Compensation Committee will administer the 2018 Plan (except with respect to any award granted to non-employee directors, which is administered by our full Board). Subject to the terms and conditions of the 2018 Plan, our Compensation Committee will have the authority to select the persons to whom awards are to be made, to determine the type or types of awards to be granted to each person, determine the number of awards to grant, determine the number of shares to be subject to such awards, and the terms and conditions of such awards, and to interpret the 2018 Plan.

Awards. The 2018 Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, restricted stock awards and restricted stock units. Each award is set forth in a separate award agreement with the person receiving the grant, which agreement indicates the type, terms, restrictions and conditions of the award. A recipient may receive more than one award of stock options, stock appreciation rights, stock awards, restricted stock or restricted stock units.

Award Limits. To the extent required by Section 162(m) of the Code for awards under the Plan to qualify as “performance-based compensation,” the maximum number of shares which may be granted under the 2018 Plan during any fiscal year of the Company to each participant, and which are subject to an award for which the grant of such award is subject to the attainment of performance goals, shall be 400,000 shares per type of award, provided that the maximum number of shares for all types of awards does not exceed 1,000,000 during any fiscal year of the Company.

Stock Options. Stock options entitle the holder to purchase from us a stated number of shares of common stock. The 2018 Plan permits the grant of stock options that are intended to qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs.

The exercise price of a stock option granted under the 2018 Plan may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 34

ITEMS TO BE VOTED ON (continued)

The term of stock options granted under the 2018 Plan may not exceed ten years and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years. Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2018 Plan will be determined by the Board and may include payment: (1) by cash, (2) by certified check payable to us, (3) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board; (4) by deliever of shares of common stock, as permitted in the discretion of the Board; (5) by a net exercise arrangement (for NSOs only); (6) in other legal consideration approved by the Board and permitted for the issuance of shares under the Pennsylvania Business Corporation Law, as amended; or (7) any combination of the foregoing.

Stock options granted under the 2018 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Board or at the rate specified in the stock option agreement.

Unless otherwise provided in an award agreement or determined by the Compensation Committee, if a participant terminates employment with us due to death or disability, the participant’s unexercised options may be exercised, to the extent they were exercisable on the termination date, for a period of twelve months from the termination date or until the expiration of the original award term, whichever period is shorter. If the participant terminates employment with us (or our affiliates) for cause, (i) all unexercised options (whether vested or unvested) shall terminate and be forfeited on the termination date, and (ii) any shares in respect of exercised options for which we have not yet delivered share certificates will be forfeited. If the participant’s employment terminates for any other reason, any vested but unexercised options may be exercised by the participant, to the extent exercisable at the time of termination, for a period of three months from the termination date or until the expiration of the original option term, whichever period is shorter. Unless otherwise provided by the Compensation Committee, any options that are not exercisable at the time of termination of employment shall terminate and be forfeited on the termination date.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and

•	the term of the ISO must not exceed five years from the date of grant.

Stock Appreciation Rights Stock appreciation rights represent the right to receive, upon exercise, any appreciation in a share of common stock over a particular time period and may be granted in connection with options or on a standalone basis pursuant to stock appreciation right agreements. The appreciation amount may be settled in shares of our common stock, cash or a combination thereof. The strike price of each stock appreciation right will be determined by the Board. The Board may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the 2018 Plan.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 35

ITEMS TO BE VOTED ON (continued)

Stock Awards. Stock awards consist of transferred shares of our common stock without payment or any other consideration. Stock awards shall be subject to the terms and conditions as the Board determines, including restrictions on sale or other disposition and our rights to reacquire such shares subject to a stock award upon termination of continuous services with us.

Restricted Stock Awards. Restricted stock awards are grants of our common stock pursuant to restricted stock award agreements, which may impose limitations on such shares, including any limitation on the right to vote shares or receive any dividend, other rights or property. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture conditions to be determined by the Board. If the specified conditions are not attained, the participant will forfeit the portion of the restricted stock award with respect to which those conditions are not attained, and the underlying common stock will be forfeited. If the conditions, if any, have been satisfied, the restrictions imposed will lapse with respect to the applicable number of shares.

Restricted Stock Unit Awards. Restricted stock unit awards, or RSUs, may be granted pursuant to restricted stock unit award agreements. RSUs are granted in reference to a specified number of shares of common stock and entitle the holder to receive, subject to satisfaction of forfeiture conditions, if any, one share (or the value of one share) of common stock (at the time of distribution) for each such share of common stock covered by the RSU. Unless otherwise provided in an award agreement or determined by the Compensation Committee, upon termination of service a participant will forfeit all RSUs that then remain subject to forfeiture, subject to pro rata vesting upon a termination due to retirement, death or disability.

Extension of Time to Exercise Options. Our Board may extend the period of time that a non-qualified stock option may be exercised by a person whose employment with the Company and its affiliates has terminated, provided that the time to exercise an option may not be extended beyond the original term of such option.

Change of Control. Unless otherwise provided in a recipient’s employment or service agreement, in the event of a Change of Control (as defined in the 2018 Plan), our Board may take whatever action with respect to outstanding awards it deems necessary or desirable, including, without limitation, accelerating the vesting of an award or terminating or redeeming an award. If options or stock appreciation rights granted pursuant to the 2018 Plan are accelerated, such awards shall become immediately exercisable in full.

Amendment and Termination. The 2018 Plan will automatically terminate ten years from the date of its adoption by the Board, unless terminated at an earlier time by the Board. Our Board may also amend the 2018 Plan from time to time and in such manner as it deems advisable. Notwithstanding the foregoing, any amendment that would change the individuals eligible to receive awards under the 2018 Plan, extend the expiration date of the 2018 Plan, reduce the exercise price of an option or stock appreciation rights award, exchange an option or stock appreciation rights award which has an exercise price that is greater than the fair market value of a share for cash or shares, cancel an option or stock appreciation rights award in exchange for a replacement option or another award with a lower exercise price or increase the maximum number of shares of common stock available for issuance under the 2018 Plan (other than as a result of a yearly increase not in excess of five percent (5%) of our issued and outstanding common stock, which may be effected by the Board) will only be effective if approved by a majority of our outstanding voting stock then outstanding.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2018 Plan. This summary is based on the federal tax laws in effect as of the date of this Proxy Statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 36

ITEMS TO BE VOTED ON (continued)

Incentive Stock Options. A participant in the 2018 Plan will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonqualified Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the shares acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the shares. If a participant sells the shares more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the shares prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and, if the sales proceeds exceed the value of the shares on the date of exercise, all or a portion of the profit will be ordinary income and the portion (if any) by which the sales proceeds exceed the exercise date value will be capital gain. This capital gain will be long-term if the participant has held the shares for more than one year and otherwise will be short-term. If a participant sells the shares at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the shares for more than one year and otherwise will be short-term.

Nonqualified Stock Options. A participant will not have income upon the grant of a nonqualified stock option. A participant will have compensation income upon the exercise of a nonqualified stock option equal to the value of the shares on the day the participant exercised the option less the exercise price. Upon sale of the shares, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the shares on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the shares for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of a stock appreciation right equal to the amount of the cash and the fair market value of any shares received. Upon the sale of the shares, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the shares on the day the stock appreciation right was exercised. This capital gain or loss will be long-term if the participant held the shares for more than one year and otherwise will be short-term.

Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the shares less the purchase price. When the shares are sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the shares on the date of grant. If the participant does not make an 83(b) election, then when the shares vest the participant will have compensation income equal to the value of the shares on the vesting date less the purchase price. When the shares are sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the shares on the vesting date. In each case, any capital gain or loss will be long-term if the participant held the shares for more than one year and otherwise will be short-term.

Restricted Stock Units. A participant will not have income upon the grant of a restricted stock unit. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the shares on such date less the purchase price, if any. When the shares are sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the shares on the vesting date. Any capital gain or loss will be long-term if the participant held the shares for more than one year and otherwise will be short-term.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 37

ITEMS TO BE VOTED ON (continued)

Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the 2018 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to us. There will be no tax consequences to us with respect to awards made under the 2018 Plan, except that we will be entitled to a deduction when a participant has compensation income (or upon a disqualifying disposition of an incentive stock option). Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Outstanding Awards

The following table shows, as of December 31, 2017, the Company’s equity compensation plans under which the Company’s equity securities are authorized for issuance:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options and other rights	Weighted- average exercise price of outstanding options and other rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,024,156(2)	$6.89	1,282,550
Equity compensation plans not approved by security holders	841,312(3)	$8.15	—(4)
Total	3,865,468	$7.17	1,282,550

(1)	Represents the weighted-average exercise price of outstanding stock options and does not include restricted stock units.

(2)	Consists of outstanding (i) options to purchase 2,795,563 shares of common stock and (ii) restricted stock units covering an aggregate of 270,593 shares of common stock. Shares in settlement of vested restricted stock units are deliverable within 30 days of the vesting date.

(3)	Reflects grants of stock options and restricted stock units that were “inducement grants” as defined under NASDAQ Listing Rule 5635(c)(4). The terms and conditions of each inducement grant are subject to the terms and conditions of the Form of Award Agreement for Option Inducement Awards filed in the Company’s registration statement on Form S-8 with the SEC on December 23, 2015 and the Form of Award Agreement for Restricted Stock Unit Inducement Awards filed in the Company’s annual report on Form 10-K with the SEC on March 2, 2018.

(4)	Our board of directors has not established any specific number of shares that could be issued without shareholder approval. Inducement grants to new key employees are determined on a case-by-case basis. Other than possible inducement grants, we expect that all equity awards will be made under shareholder-approved plans.

As of March 22, 2018, our named executive officers had the following number of options outstanding under the A&R Plan: Ms. Henwood had stock options to purchase 802,300 shares of common stock under the A&R Plan,

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 38

ITEMS TO BE VOTED ON (continued)

Mr. Celano had stock options to purchase 75,800 shares of common stock outstanding under the A&R Plan and Dr. McCallum had stock options to purchase 68,200 shares of common stock outstanding under the A&R Plan. All current executive officers as a group had stock options to purchase 901,100 shares of common stock outstanding under the A&R Plan. All current directors who are not executive officers as a group had stock options to purchase 302,500 shares of common stock outstanding under the A&R Plan. Each of Messrs. Churchill and Weisman, our current director nominees, had stock options to purchase 52,000 shares of common stock outstanding. All non-executive officer employees as a group had stock options to purchase 1,655,985 outstanding under the A&R Plan. No associates of our directors or executive officers have received options under the A&R Plan. No other person has received five percent or more of the outstanding awards issued under the A&R Plan. On March 22, 2018, the closing sales price of the common stock as reported on the NASDAQ Capital Market was $11.07 per share.

New Plan Benefits

We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to participants under the 2018 Plan because awards under the 2018 Plan are discretionary. Whether future awards will be made will depend on Compensation Committee action, and the value of any future equity awards will ultimately depend on the future price of our stock, among other factors, and will be subject to such vesting conditions as the Compensation Committee determines from time to time. The following table sets forth information with respect to awards made in twelve months ended December 31, 2017 under the A&R Plan to our named executive officers, our executive officers as a group and our directors:

Name and Position	Number of Stock Options	Number of Restricted Stock Units	Dollar value ($)(1)
Gerri Henwood President and CEO	144,700	51,100	1,137,132
Michael Celano Chief Operating Officer	35,800	31,600	420,294
Stewart McCallum Chief Medical Officer	36,000	39,000	475,590
All Executive Officers as a group (3 persons)	180,500	82,700	1,557,426
All Non-Employee Directors as a group (7 persons)	20,000	88,493	809,780
All Employees, excluding our Executive Officers, as a group (55 persons)	450,920	155,850	3,605,729

(1)	Reflects the grant date fair value determined in accordance with ASC 718. The assumptions made in these valuations are included in Note 16 of the Notes to the Annual Financial Statements included in our Annual Report on Form 10-K.

Vote Required

The approval of the 2018 Plan requires the affirmative vote of a majority of the votes cast by all shareholders of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE RECRO PHARMA, INC. 2018 AMENDED AND RESTATED EQUITY INCENTIVE PLAN.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 39

OTHER INFORMATION

OTHER MATTERS

The Annual Meeting is called for the purposes set forth in the Notice. Our Board does not know of any other matters to be considered by the shareholders at the Annual Meeting other than the matters described in the Notice. However, the enclosed proxy confers discretionary authority on the persons named in the proxy card with respect to matters that may properly come before the Annual Meeting and that are not known to our Board at the date this proxy statement was printed. It is the intention of the persons named in the proxy card to vote in accordance with their best judgment on any such matter.

REQUIREMENTS FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

In order to be considered for inclusion in the proxy statement for our 2019 Annual Meeting of Shareholders, shareholder proposals must be received by us no later than November 23, 2018. If we change the date of the 2019 Annual Meeting of Shareholders by more than 30 days from the anniversary of this year’s Annual Meeting, shareholder proposals must be received a reasonable time before we begin to make available the proxy materials for the 2019 Annual Meeting in order to be considered for inclusion in our Proxy Statement. Proposals must be sent via registered, certified, or express mail (or other means that allows the shareholder to determine when the proposal was received by the Corporate Secretary) to the Corporate Secretary, Recro Pharma, Inc., 490 Lapp Road, Malvern, PA 19355. Proposals must contain the information required under our Bylaws, a copy of which is available upon request to our Corporate Secretary, and also must comply with the SEC’s regulations regarding the inclusion of shareholder proposals in Company-sponsored proxy materials.

Alternatively, shareholders intending to present a proposal or nominate a director for election at next year’s Annual Meeting without having the proposal or nomination included in our Proxy Statement must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive the proposal or nomination no earlier than the close of business on the 150th day, and no later than the close of business on the 120th day, prior to the first anniversary of the preceding year’s Annual Meeting. Accordingly, for our 2019 Annual Meeting of Shareholders, our Corporate Secretary must receive the proposal or nomination no earlier than December 5, 2018 and no later than the close of business on January 4, 2019. The proposal or nomination must contain the information required by the Bylaws, a copy of which is available upon request to our Corporate Secretary. If the shareholder does not meet the applicable deadlines or comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal.

SHAREHOLDER COMMUNICATIONS TO THE BOARD

Shareholders and other interested parties may communicate with the Board by writing to the Corporate Secretary, Recro Pharma, Inc., 490 Lapp Road, Malvern, PA 19355. Communications intended for a specific director or directors should be addressed to their attention to the Corporate Secretary at the address provided above. Communications received from shareholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized the Corporate Secretary, in his discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 40

OTHER INFORMATION (continued)

AVAILABILITY OF MATERIALS

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including the financial statements and financial statement schedules, has been filed with the SEC and provides additional information about us, which is incorporated by reference herein. It is available on the internet at www.recropharma.com and is available in paper form (other than exhibits thereto) by first class mail or other equally prompt means to beneficial owners of our common stock without charge upon written request to Chief Financial Officer, Recro Pharma, Inc., 490 Lapp Road, Malvern, PA 19355. In addition, it is available to beneficial and record holders of our common stock at www.proxyvote.com.

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement | 41

APPENDIX A

RECRO PHARMA, INC.

2018 AMENDED AND RESTATED EQUITY INCENTIVE PLAN

1. Purpose. The Recro Pharma, Inc. 2018 Amended and Restated Equity Incentive Plan1 is intended as an additional incentive to current and prospective employees, consultants and directors of the Company to enter into or remain in the service or employ of the Company or any Affiliate and to devote themselves to the Company’s success, and to encourage the creation of shareholder value. Under the Plan, the Company may provide such persons with opportunities to acquire or increase their interests in the Company through options to purchase the Company’s Common Stock, grants of stock appreciation rights and awards of the Company’s Common Stock. Under the Plan, the Company may grant (i) ISOs, (ii) Nonqualified Options, (iii) Stock Appreciation Rights, (iv) Stock Awards, (v) Restricted Stock Awards and (vi) Restricted Stock Units.

2. Term of Plan. The Plan was originally adopted by the Board of Directors on October 8, 2013, and is amended and restated as of March 22, 2018.

3. Definitions. Capitalized terms not otherwise defined in the Plan shall have the following meanings:

“Affiliate” means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of section 424(e) or (f) of the Code.

“Award” means any Option, SAR, Restricted Stock or Restricted Stock Unit granted pursuant to the terms of this Plan.

“Board” means the Board of Directors of the Company.

“Cause” for termination of employment or service shall have the meaning ascribed thereto in the Recipient’s employment or service agreement or, in the absence of such a definition, shall mean:

(i) Conviction of, or agreement to a plea of nolo contendere to, a felony, or any crime or offense lesser than a felony involving the property of the Company or an Affiliate;

(ii) Conduct that has caused demonstrable and serious injury to the Company or an Affiliate, monetary or otherwise;

(iii) Willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Board;

(iv) Breach of duty of loyalty to the Company or an Affiliate or other act of fraud or dishonesty with respect to the Company or an Affiliate; or

(v) Violation of the Company’s code of conduct.

The definition of Cause set forth in the Recipient’s employment or service agreement with the Company or any of its Affiliates shall control if such definition is different from the definition of Cause set forth herein.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any particular section of the Code shall include any successor section.

“Common Stock” means the Common Stock, par value $0.01, of the Company.

[1]	The Recro Pharma, Inc. 2018 Amended and Restated Equity Incentive Plan amends and restates the Plan that was originally adopted by the Board of Directors on October 8, 2013, and amended and restated as of April 1, 2015.

“Company” means Recro Pharma, Inc., a Pennsylvania corporation.

“Covered Employee” means a Recipient who is a Covered Employee as defined in Section 162(m) of the Code for the tax year of the Company with regard to which a deduction in respect of such person’s Award would be allowed.

“Disability” means, as determined by the Board, (a) the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months or (b) Recipient’s becoming disabled within the meaning of section 22(e)(3) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock on any day means the officially-quoted closing selling price of the stock on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the NASDAQ Capital Market) for the applicable trading day.

“Grant Date” means the effective date on which an Option is granted to an Optionee under the Plan.

“ISO” means an Option granted under the Plan that is intended to qualify as an incentive stock option within the meaning of section 422(b) of the Code.

“Nonqualified Option” means an Option granted under the Plan that is not intended to qualify as an ISO.

“Option” means an option to purchase Common Stock granted under the Plan, which may be designated as either an ISO or a Nonqualified Option.

“Option Documents” means written documents in such form as approved from time to time by the Board, which shall be given to Optionees and shall set forth the terms and conditions of Options granted to Optionees under the Plan.

“Optionee” means an employee, consultant or director to whom an Option is granted under the Plan.

“Option Price” means the price at which Option Shares may be purchased under the terms of an Option.

“Option Shares” means the shares of Common Stock that may be purchased by an Optionee upon exercise of an Option.

“Performance Goals” means goals and objectives established by the Board, in its sole discretion, as contingencies for Awards to vest and/or become exercisable or distributable based on such criteria and objectives as the Board may select from time to time, subject to the limitations of Section 162(m) of the Code, including, without limitation, the performance of the Recipient, the Company, one or more of its Affiliates or divisions or any combination of the foregoing.

“Plan” means the Recro Pharma, Inc. 2018 Amended and Restated Equity Incentive Plan.

“Recipient” means an employee, consultant or director to whom an Option, Stock Award, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit is granted under the Plan.

“Restricted Stock Award” means a grant of shares under this Plan that is subject to the restrictions under Section 8.

“Restricted Stock Unit” means a contractual right underlying an Award granted under Section 8 that is denominated in shares, which unit represents a right to receive a share (or the value of a share) upon the terms and conditions set forth in the Plan and the applicable Agreement.

“Retirement” means the date that the Recipient reaches age seventy (70).

“SAR Shares” means the shares of Common Stock that may be issued in connection with the Company’s payment upon the exercise of a Stock Appreciation Right.

“Separation from Service” means, with respect to a Recipient who is an employee of the Company or an Affiliate, the termination of employment with the Company and all Affiliates that constitutes a “separation from service” within the meaning of Treas. Reg. § 1.409A-1(h)(1), (ii) with respect to a Recipient who is a consultant of the Company or an Affiliate, the expiration of his contract or contracts under which services are performed that constitutes a “separation from service” within the meaning of Treas. Reg. § 1.409A-1(h)(2), or (iii) with respect to a Recipient who is a non-employee director of the Company or an Affiliate, the date on which such non-employee director ceases to be a member of the Board (or other applicable board of directors) for any reason.

“Stock Appreciation Right” means a Recipient’s right to receive from the Company, in SAR Shares, cash or a combination thereof, an amount in excess, if any, of (i) if the Stock Appreciation Right is granted in connection with an Option, the Fair Market Value of such Option Shares on the date of surrender of such Option Shares over the Option Price of such surrendered Option Shares, or (ii) if the Stock Appreciation Right is granted on a stand-alone basis, the Fair Market Value of the Common Stock on the date of exercise over the initial basis of the Stock Appreciation Right as determined under the Stock Appreciation Right Agreement provided the initial basis shall be at least the Fair Market Value of the Common Stock on the date of grant.

“Stock Appreciation Right Agreement” means the agreement between the Company and Recipient pursuant to which a Stock Appreciation Right is granted.

“Stock Award” means the award of Common Stock granted to a Recipient under the Plan.

“Stock Award Shares” means shares of Common Stock which are issued pursuant to a Stock Award under the Plan.

4. Administration. The Plan shall be administered by a committee of Board members, which may consist of “outside directors” as defined under section 162(m) of the Code, and related Treasury regulations, and “non-employee directors” as defined under Rule 16b-3 under the Exchange Act. However, the Board may ratify or approve any grants as it deems appropriate, and the Board shall approve and administer all grants made to non-employee directors. To the extent that a committee or subcommittee administers the Plan, references in the Plan to the “Board” shall be deemed to refer to the committee or subcommittee.

The Board shall from time to time at its discretion grant Awards pursuant to the terms of the Plan. The Board shall have plenary authority to determine the Recipients to whom and the times at which Awards shall be granted, and the form and substance of Awards made under the Plan to each Recipient, and the conditions and restrictions, if any, subject to which such Awards will be made (which need not be identical for all Recipients) thereof, subject, however, to the express provisions of the Plan. In making such determinations the Board may take into account the nature of the Recipient’s services and responsibilities, the Recipient’s present and potential contribution to the Company’s success and such other factors as it may deem relevant. The interpretation and construction by the Board of any provision of the Plan or of any Award granted under it shall be final, binding and conclusive. Notwithstanding the foregoing, the Board shall not take any of the following actions without shareholder approval, except as provided in Section 12: (i) reduce the exercise price following the grant of an Option or SAR; (ii) exchange an Option or SAR which has an exercise price that is greater than the Fair Market Value of a Share for cash or Shares; or (iii) cancel an Option or SAR in exchange for a replacement option or another Award with a lower exercise price.

No member of the Board shall be personally liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. No member of the Board shall be liable for any act or omission of any other member of the Board or for any act or omission on his own part, including but not limited to the exercise of any power and discretion given to him under the Plan, except those resulting from (i) any breach of such member’s duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, and (iii) any transaction from which the member derived an improper personal benefit.

In addition to such other rights of indemnification as he may have as a member of the Board, and with respect to the administration of the Plan and the granting of Awards under it, each member of the Board shall be entitled without further action on his part to indemnification from the Company for all expenses (including the amount of any judgment and the amount of any approved settlement made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Awards under it in which he may be involved by reason of his being or having been a member of the Board, whether or not he continues to be such member of the Board at the time of the incurring of such expenses; provided, however, that such indemnification shall not include any expenses incurred by such member of the Board: (i) in respect of matters as to which he shall be finally adjudged in such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duties as a member of the Board; or (ii) in respect of any matter in which any settlement is effected in an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification under the provisions set forth herein shall be available to or accessible by any such member of the Board unless within five days after institution of any such action, suit or proceeding he shall have offered the Company in writing the opportunity to handle and defend such action, suit or proceeding at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board and shall be in addition to all other rights to which such member of the Board would be entitled to as a matter of law, contract or otherwise.

5. Eligibility. All employees of the Company or its subsidiary Affiliates (who may also be officers or directors of the Company or its Affiliates) shall be eligible to receive Stock Awards, Stock Appreciation Rights, Restricted Stock Awards or Restricted Stock Units and Options hereunder, and such Options may be either ISOs or Nonqualified Options. All non-employee directors of the Company and all consultants or advisory board members providing services to the Company shall be eligible to receive Nonqualified Options, Stock Appreciation Rights, Stock Awards, Restricted Stock Awards and Restricted Stock Units hereunder. All employees of the Company’s parent Affiliates (who may also be officers of the parent Affiliate) shall be eligible to receive grants of Stock Awards.) The Board, in its sole discretion, shall determine whether an individual qualifies as an employee, consultant or Recipient. A Recipient may receive more than one Award of Options, Stock Appreciation Rights, Stock Awards, Restricted Stock or Restricted Stock Units. No member of the Board shall vote as a member of the Board with respect to the grant of any Award to himself or herself, except in the case when grants are being made to all similarly situated Board members on the same terms and conditions. In cases in which abstention is required by the foregoing sentence, the affirmative vote of a majority of the remaining members of the Board (or of the sole remaining member of the Board) shall constitute the action of the Board.

6. Shares Available for Awards. Except as provided in Section 12, the aggregate maximum number of shares of Common Stock (the “Shares”) that may be issued pursuant to the Plan is Seven Million Thirty-Six Thousand Seven Hundred Thirty-Seven (7,036,737), inclusive of Shares subject to Awards issued under prior versions of the Plan that remain outstanding as of the effective date of the Plan (the “Reserved Shares”). On the 1st of December of each year, the number of Reserved Shares may be increased by the Board, without the necessity of further approval from the Shareholders, by an amount not greater than five percent (5%) of the Company’s issued and outstanding capital stock, or such lower amount as determined by the Board in its sole discretion. Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares. If any grant under the Plan expires, lapses, terminates unexercised, becomes unexercisable or is forfeited as to any Shares, or is tendered or withheld as to any Shares in payment of the exercise price of the grant or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld Shares shall thereafter be available for further grants under the Plan unless, in the case of Options granted under the Plan, related SARs are exercised.

With respect to SARs that are settled in Common Stock, upon settlement, only the number of shares of Common Stock delivered to a Recipient upon the exercise of the SARs shall count against the number of Shares issued under the Plan. Any Award under the Plan settled in cash shall not be counted against the foregoing maximum share limitations.

Shares issued under Awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the Company (“Substitute Awards”) shall not reduce Shares available under Plan. Available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect such acquisition) may be used for Awards under this Plan and shall not reduce the number of Shares available under this Plan, except as required by the rules of any applicable stock exchange.

To the extent required by Section 162(m) of the Code for Awards under the Plan to qualify as “performance-based compensation,” the following individual Recipient limitations shall apply: the maximum number of shares of Common Stock subject to any Award for which the grant of such Award is subject to the attainment of Performance Goals in accordance with Section 8, which may be granted under this Plan during any fiscal year of the Company to each Recipient shall be 400,000 shares per type of Award (which shall be subject to increase or decrease pursuant to Section 12), provided that the maximum number of shares of Common Stock for all types of Awards does not exceed 1,000,000 (which shall be subject to increase or decrease pursuant to Section 12) during any fiscal year of the Company.

7. Option Shares, SAR Shares and Stock Award Shares. Options granted pursuant to the Plan shall be evidenced by Option Documents in such form as the Board shall from time to time approve, which Option Documents shall specify whether the Option is intended to be an ISO or a Nonqualified Option for federal income tax purposes. An Option shall only be an ISO to the extent it does not exceed the limitation set forth in subsection 7(c) below, is described as an ISO in the Option Document, and is granted to a person who is an employee of the Company or an Affiliate on the Grant Date. All Option Documents shall comply with and be subject to the following terms and conditions and with any other terms and conditions (including vesting schedules for the exercisability of Options) the Board shall from time to time provide that are not inconsistent with the terms of the Plan.

(a) Option Price. Each Option Document shall state the “Option Price” at which Option Shares may be purchased, which in no event shall be less than the Fair Market Value of the Common Stock on the Grant Date, provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under section 424(b) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Option Shares on the Grant Date.

(b) Medium of Payment. An Option shall be exercised by written notice to the Company upon such terms and conditions as the Option Document may provide and in accordance with such other procedures for the exercise of Options as the Board may establish from time to time. The method or methods of payment of the Option Price to be paid upon exercise of an Option shall be determined by the Board and set forth in the Option Document, and may consist of (i) cash, (ii) certified check payable to the order of the Company, (iii) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) shares of Common Stock previously acquired by the Optionee, as permitted in the discretion of the Board, (v) reduction in the number of shares of Common Stock otherwise deliverable upon exercise of the Option with a Fair Market Value equal to the aggregate Option Price at the time of exercise (a so-called “cashless exercise”), or (vi) such other mode of payment as permitted for the issuance of shares under the Pennsylvania Business Corporation Law, as amended, and approved by the Board, or any combination of the foregoing methods of payment. Payment of the Option Price by a method other than cash shall be subject to such restrictions and limitations as set forth in the Option Document.

(c) Number of Option Shares. Each Option Document shall state the number of Option Shares to which it pertains. In no event shall the aggregate Fair Market Value of the Option Shares (determined on the Grant Date) with respect to which an ISO is exercisable for the first time by the Optionee during any calendar year (under all incentive equity plans of the Company or its Affiliates) exceed $100,000.

(d) Issuance of Option Shares. Subject to the provisions of this Section 7, the Company shall effect the issuance of Option Shares purchased under an Option as soon as practicable after the exercise thereof, payment of the Option Price thereof and compliance with any requirements for the withholding of income taxes. No Recipient or other person exercising an Option shall have any of the rights of a shareholder of the Company with respect to Option Shares purchased as a result of such exercise until due exercise and full payment has been made and the requirements of Section 7 have been satisfied. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Option Shares to be purchased. Each such notice shall specify the number of Option Shares to be purchased.

(e) Termination of Options. No Option shall be exercisable after the first to occur of the following:

(i) Expiration of the Option term specified in the Option Document, which shall not exceed ten years from the date of grant (or, in the case of an ISO, five years from the date of grant if, on such date the Optionee owns, directly or by attribution under section 424(b) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate).

(ii) Expiration of one year from the date the Optionee’s employment with the Company or its Affiliates terminates by reason of the Optionee’s Disability or death.

(iii) Expiration of three months (or such shorter period as the Board may select) from the date the Optionee’s employment with the Company or its Affiliates terminates, unless such termination was due to Disability, death or termination for Cause.

(iv) Immediately upon the date the Optionee’s employment or service with the Company or its Affiliates terminates, if the Board finds, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has been discharged from employment or service with the Company or an Affiliate for Cause. In the event of a finding that the Optionee has been discharged for Cause, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Option Shares for which the Company has not yet delivered the share certificates upon refund of the Option Price.

(v) The date, if any, set by the Board under terms specified in an Option Document to be an accelerated expiration date in the event of a “Change in Control” (as defined in Section 9 below), provided an Optionee who holds an Option is given advance written notice.

(f) Extension of Time to Exercise. The Board may, if it determines that to do so would be in the Company’s best interests, provide in a specific case or cases to extend the period of time that a Nonqualified Option may be exercised by Optionee whose employment with the Company and its Affiliates has terminated, provided that the time to exercise an Option shall in no event be extended beyond the original term of the Option as set forth in subsection 7(e)(i).

(g) Sale or Reorganization. If the Company is merged or consolidated with another corporation, or if the property or stock of the Company is acquired by another corporation, and if the Options are not accelerated as provided in subsection 7(e) above, the Board shall be authorized to substitute the Options issued under the Plan with options to acquire stock of the merged, consolidated or acquiring corporation, which substitution of options shall comply with the requirements of sections 424(a) and 409A of the Code.

(h) Transfers. No ISO granted under the Plan may be transferred, except by will or by the laws of descent and distribution. During the lifetime of the Optionee, such ISO may be exercised only by him.

(i) Other Provisions. The Option Documents shall contain such other provisions including, without limitation, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Board shall deem advisable.

(j) Amendment. Subject to the provisions of the Plan, the Board shall have the right to amend Option Documents issued to Optionee, subject to the Optionee’s consent if such amendment is adverse to the Optionee, except that the consent of the Optionee shall not be required for any amendment made under Section 12.

8. Restricted Stock and Restricted Stock Units. The Awards granted under this Section 8 are subject to such restrictions as the Board may impose (including, without limitation, any limitation on the right to vote shares underlying Restricted Stock Units or the right to receive any dividend, other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Board may deem appropriate. Such Awards will be evidenced by an agreement containing the terms of the Awards, including, but not limited to: (i) the number of shares of Restricted Stock or Restricted Stock Units subject to such Award; (ii) the purchase price, if any, of the shares of Restricted Stock or Restricted Stock Units and the means of payment for the shares of Restricted Stock or Restricted Stock Units; (iii) the Performance Goals, if any, and level of achievement in relation to the Performance Goals that shall determine the number of shares of Restricted Stock or Restricted Stock Units granted, issued, retainable and/or vested; provided, however, that any such Performance Goals shall comply with Section 162(m) of the Code; (iv) such terms and conditions of the grant, issuance, vesting and/or forfeiture of the Restricted Stock or Restricted Stock Units as may be determined from time to time by the Board; (v) restrictions on transferability of the Restricted Stock or Restricted Stock Units; and (vi) such further terms and conditions, in each case, not inconsistent with this Plan as may be determined from time to time by the Board. Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.

(a) Without limiting the foregoing, and except as otherwise revised in the Award agreement documenting a service-based Restricted Stock Unit Award (“RSUs”), the following general rules will apply to outstanding RSUs at the time of Separation from Service:

(i) In the event of Separation from Service for Cause, all outstanding RSUs will immediately terminate and be forfeited.

(ii) In the event of Separation from Service due to death or Retirement of the Recipient while employed by the Company or any of its Affiliates, or the termination of service of the Recipient due to Disability (whether or not a Separation from Service), then an amount of unvested RSUs shall vest equal to a percentage, the numerator of which equals the number of days that has elapsed as of the date of death or Retirement or the date on which such Disability commenced (such date to be determined by the Board in its sole discretion) in the vesting restriction period for each applicable vesting tranche, and the denominator of which equals the total number of days in each such vesting restriction period, rounded down to the nearest whole Share. All vested RSUs will be paid in accordance with the payment provisions set forth in this Plan.

(iii) In all other events of Separation from Service, to the extent not previously paid, the Recipient shall be paid any vested RSUs in accordance with the payment provisions of Section 8(c), and all unvested RSUs shall immediately terminate and be forfeited.

(b) Any Award of Restricted Stock or Restricted Stock Units may be evidenced in such manner as the Board may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares underlying a Restricted Stock Award, such certificate will be registered in the name of the Recipient and bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such shares.

(c) Restricted Stock and Restricted Stock Unit Awards shall (subject to satisfaction of any purchase price requirement) be transferred or paid to the Recipient as soon as practicable following the Award date or the termination of the vesting or other restrictions set forth in the Plan or the Award and the satisfaction of any and all other conditions of the Award applicable to such Restricted Stock or Restricted Stock Unit Award (the “Restriction End Date”), but in no event later than two and one-half (2  1/2) months following the end of the calendar year that includes the later of the Award date or the Restriction End Date, as the case may be. In the event a Recipient terminates service with the Company due to a Disability, then the Recipient’s vested Restricted Stock Units shall be paid to the Recipient within thirty (30) days of the Board’s determination of Disability. Notwithstanding any of the foregoing, to the extent that the provisions of any Award for Restricted Stock Units require, distributions of stock under circumstances that constitute a “deferral of compensation” shall conform to the applicable requirements of Section 409A of the Code, including, without limitation, the requirement that a distribution to a Recipient who is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) which is made on account of the specified employee’s Separation from Service shall not be made before the date which is six (6) months after the date of Separation from Service.

9. Change of Control. Unless otherwise provided in a Recipient’s employment or service agreement, in the event of a Change in Control (as defined below), the Board may take whatever action with respect to Awards it deems necessary or desirable, including, without limitation, accelerating the vesting of an Award, terminating an Award or redeeming an Award. If Options or Stock Appreciation Rights granted pursuant to the Plan are accelerated, such Options and Stock Appreciation Rights shall become immediately exercisable in full.

(a) Unless otherwise defined in a Recipient’s employment agreement, a “Change of Control” shall be deemed to have occurred upon the happening of any of the following events:

(i) Any “person” (as that term is used in Sections 13 and 14(d)(2) of the Exchange Act or any successors thereto) becomes the “beneficial owner” (as that term is used in Section 13(d) of the Exchange Act or any successor thereto), directly or indirectly, of 50% or more of the Company’s capital stock entitled to vote in the election of directors, excluding any “person” who becomes a “beneficial owner” in connection with a Business Combination (as defined in paragraph (iii) below) which does not constitute a Change in Control under said paragraph (iii);

(ii) Persons who on the effective date of the plan of reorganization of the Company (the “Commencement Date”) constitute the Board (the “Incumbent Directors”) cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority thereof; provided that, any person becoming a director of the Company subsequent to the Commencement Date shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least two-thirds (2/3) of the Incumbent Directors; but provided further that, any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director;

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a company which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Company; or

(iv) the liquidation or dissolution of the Company.

In addition, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a change in ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

10. Grant of Stock Appreciation Rights.

(a) General. The Board shall have authority to grant Stock Appreciation Rights under the Plan. Subject to the satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or any Stock Appreciation Right Agreement, a Stock Appreciation Right shall entitle the Recipient to surrender to the Company the Stock Appreciation Right in exchange for SAR Shares, cash or a combination thereof as herein provided, in the amount described in Section 10(c)(ii) hereof.

(b) Grant. Stock Appreciation Rights may be granted in conjunction with all or part of any Option granted under the Plan (“Tandem SARs”), in which case the exercise of the Stock Appreciation Right shall require the cancellation of a corresponding portion of the Option, and the exercise of an Option shall result in the cancellation of a corresponding portion of the Stock Appreciation Right. In the case of an Nonqualified Stock Option, Tandem SARs may be granted either at or after the time of grant of such Option and provided the SAR satisfies conditions under Treas. Reg. § 1.422-5(d)(3). In the case of an ISO, Tandem SARs may be granted only at the time of grant of such Option. A Stock Appreciation Right may also be granted on a stand-alone basis. The grant of a Stock Appreciation Right shall occur as of the date the Board determines. Each Stock Appreciation Right granted under this Plan shall be evidenced by a Stock Appreciation Right Agreement, which shall embody the terms and conditions of such Stock Appreciation Right and which shall be subject to the terms and conditions set forth in this Plan.

(c) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Board, including the following:

(i) Period and Exercise. The term of a Stock Appreciation Right shall be established by the Board. If granted in conjunction with an Option, such Tandem SAR shall have a term which is the same as the term for the Option and shall be exercisable only at such time or times and to the extent the related Options would be exercisable in accordance with the provisions of Section 7 of the Plan. A Stock Appreciation Right which is granted on a stand-alone basis shall be for such period and shall be exercisable at such times and to the extent provided in the Stock Appreciation Right Agreement. Stock Appreciation Rights shall be exercised by the Recipient’s giving written notice of exercise in form satisfactory to the Company specifying the portion of the Stock Appreciation Right to be exercised.

(ii) Amount. Upon the exercise of a Tandem SAR, a Recipient shall be entitled to receive an amount in cash, SAR Shares or both as determined by the Board or as otherwise permitted in the Stock Appreciation Right Agreement, equal in value to the excess of the Fair Market Value per share of an Option Share at the exercise date over the Option Price of such Option Shares multiplied by the number of Option Shares in respect of which the Stock Appreciation Right is exercised. In the case of a Stock Appreciation Right granted on a stand-alone basis, the Recipient shall be entitled to receive an amount in cash, SAR Shares or both as determined by the Board or as otherwise permitted in the Stock Appreciation Right Agreement, equal to the value in excess of the Fair Market Value of the Common Stock on the date of exercise of the Stock Appreciation Right over the initial basis of the Stock Appreciation Right as set forth in the Stock Appreciation Agreement which shall be at least the Fair Market Value of the Common Stock on the date of grant.

(iii) Non-transferability of Stock Appreciation Rights. Tandem SARs shall be transferable only when and to the extent that the related Option would be transferable under the Plan unless otherwise provided in an Agreement. No other Stock Appreciation Rights granted hereunder may be other than by will, the laws of descent and distribution, or pursuant to a qualified domestic relations order.

(iv) Termination. Tandem SARs shall terminate at such time as the related Option would terminate under the Plan, unless otherwise provided in an Agreement as to a Nonqualified Option. All other Stock Appreciation Rights shall terminate as provided in the Stock Appreciation Right Agreement. No Stock Appreciation Right shall terminate more than ten years from the Grant Date.

(v) Incentive Stock Option. A Stock Appreciation Right granted in tandem with an ISO shall not be exercisable unless the Fair Market Value of the Common Stock on the date of exercise exceeds the Option Price. In no event shall any amount paid pursuant to the Stock Appreciation Right exceed the difference between the Fair Market Value on the date of exercise and the Option Price.

11. Grant of Stock Awards. Stock Awards will consist of shares of Common Stock transferred to Recipients, without payment or other consideration therefor. Stock Awards shall be subject to such terms and conditions as the Board determines appropriate, including without limitation, restrictions on sale or other disposition of such Stock Award Shares, and the rights of the Company to reacquire such Stock Award Shares upon termination of Recipients employment with the Company within specified periods, whether for Cause or otherwise.

12. Adjustments on Changes in Common Stock. In the event that any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company affects Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Recipients under the Plan, the Board shall make such equitable adjustments in any or all of the following in order to prevent such dilution or enlargement of rights: the number and kind of Shares or other property available for issuance under the Plan (including, without limitation, the total number of Shares available for issuance under the Plan pursuant to Section 6), the number and kind of Awards or other property covered by Awards previously made under the Plan, and the exercise price of outstanding Options and SARs. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan provided that no adjustment shall be made which will cause an ISO to lose its status as such or will cause any Option or Stock Appreciation Right to lose its status as exempt from Code Section 409A. Any adjustments made under this Section 12 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding any Awards that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash).

13. Amendment and Termination of the Plan. The Board may terminate the Plan at any time, or amend the Plan from time to time in such manner as it may deem advisable. Notwithstanding the foregoing, any amendment which would change the class of individuals eligible to receive an Award, extend the expiration date of the Plan, or increase the maximum aggregate number of shares of Common Stock available for issuance under the Plan will only be effective if such action is approved by a majority of the outstanding voting stock of the Company within twelve months before or after such action.

14. Continued Employment. The grant of an Award pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Recipient in the employ of the Company or an Affiliate, as a member of the Board, as an independent contractor or in any other capacity, whichever the case may be.

15. Withholding of Taxes. Whenever the Company proposes or is required to issue or transfer an Award, the Company shall have the right to (a) require the recipient or transferee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Award or (b) take whatever action it deems necessary to protect its interests, including the right to deduct the amount required to be withheld from any payment of any kind otherwise due to the Recipient. If and to the extent permitted by the Board, a Recipient may satisfy applicable withholding requirements by the delivery to the Company of previously held shares of Common Stock or the withholding of Awards otherwise issuable to the Recipient.

16. General.

(a) Effective Date. The Plan will become effective upon its approval by the Company’s stockholders. It will continue in effect for a term of ten (10) years from the date of the initial Board action to adopt the Plan unless terminated earlier.

(b) Other Plans. The adoption of the Plan shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation the awarding of equity incentives otherwise than under the Plan. Unless otherwise provided by the Board in a written agreement between the Recipient and the Company or an Affiliate, except as may otherwise be provided for under a pension or welfare benefit plan subject to ERISA, the amounts deemed paid to a Recipient under the Plan shall not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement, or other employee benefit plan, program or policy of the Company or any Affiliate.

(d) Governing Law. The validity, construction, interpretation and effect of the Plan and Award agreements issued pursuant to the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.

17. Compliance with 409A and ISO Requirements.

(a) Exemption from and Compliance with 409A. The Board shall administer, construe, and interpret the Plan, and exercise its authority and discretion, so that all Options, Stock Appreciation Rights, Stock Awards, Restricted Stock or Restricted Stock Units granted under the Plan satisfy the requirements for an exemption from or comply with Code Section 409A and that Options intended to be ISOs are eligible for that tax treatment. Notwithstanding any provision of this Plan to the contrary, all rights under this Plan shall be designed and administered to be exempt from Section 409A of the Code. To the extent that the Board or any governmental agency determines that any rights hereunder are subject to Section 409A of the Code, this Plan shall incorporate (or shall be amended to incorporate) the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code.

(b) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan, any Option Document, any Stock Appreciation Right Agreement, or terms of any Stock Award or Restricted Stock Unit in any respect the Board deems necessary or advisable to provide the Recipient with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to ISOs or to avoid additional income taxes and other consequences arising from nonqualified deferred compensation that is not exempt from or that does not comply with Code Section 409A and/or to bring the Plan and/or the Option, Stock Appreciation Right, Stock Award or Restricted Stock Unit granted under it into compliance with or qualification for exemption from Code Section 409A or, as to ISOs, eligibility for ISO tax treatment.

(c) No Obligation. Notwithstanding any other provision of the Plan, any Option Document, any Stock Appreciation Right Agreement, or terms of any Stock Award or Restricted Stock Unit the Company, any Affiliate, the Board, or any of their employees or agents, (i) shall have no obligation to take any action to prevent the assessment of any additional income tax, excise tax or penalty on any Recipient because of Code Section 409A and (ii) shall have no such liability to any Recipient for any such taxes or penalty.

C/O Broadridge
P.O. Box 1342
Brentwood, NY 11717
1
Investor Address Line 1
Investor Address Line 2
Investor Address Line 3 1 1 OF
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET 2
ANY CITY, ON A1A 1A1
VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
CCONTROL # â†’ NAME
THE COMPANY NAME INC. – COMMON                SHARES 123,456,789,012.12345
THE COMPANY NAME INC.—CLASS A                123,456,789,012.12345
THE COMPANY NAME INC.—CLASS B                123,456,789,012.12345
THE COMPANY NAME INC.—CLASS C                123,456,789,012.12345
THE COMPANY NAME INC.—CLASS D                123,456,789,012.12345
THE COMPANY NAME INC.—CLASS E                123,456,789,012.12345
THE COMPANY NAME INC.—CLASS F                123,456,789,012.12345
THE COMPANY NAME INC.—401 K                123,456,789,012.12345

x
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
For Withhold For All All All Except                To withhold authority to vote for any individual nominee(s), mark “For All Except”
and write the number(s) of the
The Board of Directors recommends you vote FOR the following:                nominee(s) on the line below.
1. Election of Directors
Nominees
01 Winston J. Churchill 02 Wayne B. Weisman
The Board of Directors recommends you vote FOR proposals 2 and 3:
For Against Abstain
2    Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2018    fiscal year.
3    Approval of Recro Pharma, Inc’s. 2018 Amended and Restated Equity Incentive Plan.
NOTE: Such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
SHARES CUSIP # JOB # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date
0000367837_1    R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .
RECRO PHARMA, INC.
2018 Annual Meeting of Shareholders
May 4, 2018—9:00 AM
This proxy is solicited by the Board of Directors
The undersigned hereby appoints Gerri Henwood and Michael Celano, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of RECRO PHARMA, INC. that the undersigned is entitled to vote at the 2018 Annual Meeting of shareholders to be held at 09:00 AM, EDT, on May 4, 2018 at Pepper Hamilton LLP, 400 Berwyn Park, 899 Cassatt Road, Berwyn, PA 19312, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side
0000367837_2    R1.0.1.17